                                                                   EXHIBIT 10.61

                       CONFIDENTIAL TREATMENT REQUESTED
                     UNDER 17 C.F.R. (S)(S) 200.80(B)(4),
                             200.83 AND 240.24B-2


                              ALLIANCE AGREEMENT
                              ------------------

                         IN SUPPORT OF PROJECT UXBRIDGE
                         ------------------------------

                                    BETWEEN
                                    -------

                    TIER TECHNOLOGIES (UNITED KINGDOM) INC.
                    ---------------------------------------

                                      AND
                                      ---

                       SIEMENS BUSINESS SERVICES LIMITED
                       ---------------------------------



                  Contract Reference Number : MIG/UXBR/CON/145
                  --------------------------------------------

                                    CONTENTS
                                    --------

1   PURPOSE                                                           6
2   TERM                                                              6
3   PRECEDENCE                                                        7
4   ALLIANCE STEERING GROUP                                           7
5   ALLIANCE MANAGERS                                                 9
6   BUSINESS DEVELOPMENT METHODOLOGY                                  10
7   CONSULTATION AND CO-ORDINATION OF THE PARTIES                     10
8   CONSULTANCY SERVICES                                              11
9   THE ASC SERVICES                                                  12
10  SBS STAFF SERVICES                                                13
11  OTHER RESPONSIBILITIES OF THE PARTIES                             13
12  PAYMENT                                                           14
13  INTELLECTUAL PROPERTY RIGHTS                                      15
14  FORCE MAJEURE                                                     18
15  INSURANCES                                                        19
16  LIABILITY                                                         19
17  EMPLOYMENT INDEMNITIES                                            23
18  RESPONSIBILITIES AND COSTS                                        24
19  NOTICES                                                           25
20  DATA PRIVACY AND ACCESS TO INFORMATION                            26
21  DISPUTE ESCALATION PROCEDURE                                      26
22  DISPUTE RESOLUTION PROCEDURE                                      27
23  DEFAULT IN PERFORMANCE                                            29
24  TERMINATION                                                       33
25  CHANGE CONTROL                                                    36
26  MILLENNIUM COMPLIANCE                                             36
27  CONFIDENTIALITY                                                   37
28  PUBLICITY                                                         39
29  ENGAGEMENT OF SENIOR EMPLOYEES                                    39
30  FAILURE TO ENFORCE AND WAIVER                                     40
31  VALIDITY                                                          40
32  ASSIGNMENT                                                        40
33  NOT A PARTNERSHIP OR AGENCY                                       41
34  ORIGINALITY OF AGREEMENT                                          41
35  ENTIRE AGREEMENT                                                  41
SCHEDULE 1
1  Interpretations                                                    43
2  Definitions                                                        43
SCHEDULE 2
1  Introduction                                                       50

2  Supply of Consultancy Services                                    51
3  Method of Obtaining Supply                                        53
4  Workpackage Leaders                                               54
5  Performance                                                       54
6  Fees                                                              55
7  Payment                                                           56
8  Discharge of the Consultancy Services Minimum Total Commitment    57
ATTACHMENT 1 TO SCHEDULE 2
1  Consultancy Services Charge Rates                                 58
ATTACHMENT 2 TO SCHEDULE 2
1  Tier Consultancy Services Description                             59
SCHEDULE 3
1  Introduction                                                      60
2  Scope                                                             61
3  Programme                                                         62
4  Calculation of Fees                                               62
5  Payment                                                           63
6  Discharge of the SBS Staff Services Minimum Total Commitment      64
7  Success Fees                                                      65
ATTACHMENT 1 TO SCHEDULE 3
1  Introduction                                                      67
2  Assumptions                                                       67
3  Payment Profile                                                   68
SCHEDULE 4
1  Introduction                                                      71
2  Contractual Relationships                                         71
3  Master Services Supply Agreement Form                             72
SCHEDULE 5
1  Introduction                                                      73
2  Condition Precedent                                               73
3  Due Diligence                                                     73
4  Programme                                                         74
SCHEDULE 6
1  Introduction                                                      75
ATTACHMENT 1 TO SCHEDULE 6                                           76
ATTACHMENT 2 TO SCHEDULE 6
1  Introduction                                                      77
2  Contents                                                          77
ATTACHMENT 3 TO SCHEDULE 6                                           78
SCHEDULE 7
1  Introduction                                                      80
2  Location of the ASC Infrastructure                                80

3  Establishment of the ASC Infrastructure                           80
SCHEDULE 8
1  Introduction                                                      83
ANNEX 1                                                              84
ANNEX 2
1  Purpose                                                           85
2  Term                                                              86
3  The ASC Services                                                  86
4  SBS Staff Services                                                87
5  Payment                                                           87
6  Default in Performance                                            88
7  Termination                                                       89
ANNEX 3
1  Purpose                                                           90
2  Approach                                                          90

THIS AGREEMENT is made the 1st day of September NINETEEN HUNDRED AND NINETY NINE

BETWEEN

( 1 ) Tier Technologies (United Kingdom) (Inc). a company incorporated in Delaware whose Registered Address is situated at 1013 Centre Road, Wilmington, New Castle County, Delaware, USA ("Tier") and

( 2 ) Siemens Business Services Limited whose Registered Address is situated at Siemens House, Oldbury, Bracknell, Berkshire RG12 8FZ ("SBS")

       Hereinafter collectively referred to as "the Parties".

RECITALS

Recital ( A ) -     SBS entered into an agreement with the Director of National
                    Savings on 27 January 1999 for the outsourcing of the services directorate of National Savings ("the National
                    Savings Agreement") for a period of 10 years.

Recital ( B ) -     SBS wishes to obtain Consultancy Services from Tier in
                    relation to the National Savings Bank Agreement and other
                    SBS projects generally and Tier wishes to supply Consultancy
                    Services to SBS.

Recital ( C ) -     [***]

Recital ( D ) -     The Parties held discussions on the establishment of an
                    alliance ("Alliance")between them for the mutual exchange of business opportunities and benefits in relation to the National Savings Bank Agreement and more generally in other
                    SBS projects. As a consequence of those discussions the Parties agree to establish the Alliance on the terms, conditions and principles as detailed herein.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

Recital (E) -       Notwithstanding the creation of the Alliance the obligations in this Agreement relating specifically to the Consultancy
                    Services on the one hand and the SBS Staff Services
                    (including the ASC Services and the ASC Infrastructure) on the other are independent, free standing and severable of each other.


IT IS NOW HEREBY AGREED AS FOLLOWS:

1    PURPOSE

     1.1 The purpose of this Agreement is to stipulate the provisions, terms and conditions under which the Parties will co-operate in the fulfilment of their obligations hereunder and under which the Parties may share the risks and rewards expected to arise from it and to set out the Parties' responsibilities and liabilities.

     1.2 In particular this Agreement is established for the following specific purposes:

          1.2.1 To set out the contractual commitments of the Parties relating to the provision of:

                  1.2.1.1 Consultancy Services including an obligation on SBS to procure Consultancy Services up to the Consultancy Services Minimum Total Commitment;

                  1.2.1.2 SBS Staff Services including an obligation on Tier to meet the SBS Staff Services Minimum Total Commitment.

                  1.2.1.3   the ASC Services.

          [***]

2    TERM

     2.1 The Parties agree that this Agreement shall have full force and legal effect for the Contract Period unless and until terminated in accordance with the provisions of Clauses 14 or 24.

     2.2 At the Final Date Tier shall have an option to require SBS to enter into a new and separate agreement substantially in accordance with the terms set out in Annex 2.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

3    PRECEDENCE

     3.1 Where there is a conflict between the provisions of any Schedule, Appendix or Attachment of this Agreement and any of these General Terms and Conditions, then the latter shall take precedence.

     3.2 Where there is a conflict between the provisions of any document referenced or referred to herein and the provisions of this Agreement, then the latter shall take precedence.

     3.3 Where there is a conflict between the provisions of any document agreed by the Parties, and the provisions of this Agreement the provisions of this Agreement shall prevail unless this Agreement has been amended in accordance with Clause 25 of these General Terms and Conditions.

4    ALLIANCE STEERING GROUP

     4.1 Within thirty (30) Calendar days of the Effective Date or as otherwise agreed by the Parties each Party shall nominate the representatives described in Clause 4.2 below to constitute an Alliance Steering Group (hereafter "ASG") and shall provide written details of the nominees to the other Party.

     4.2  The representatives of the ASG shall comprise;

              Role                               Representative From
              ----                               -------------------

              Managing Directors x 2             SBS and Tier
              Finance Director x 1               SBS
              Sales and Marketing Director x 2   SBS and Tier
              Alliance Managers x 2              SBS and Tier
              Jim Bildner (or his designee)      Tier


     4.3 The first meeting of the ASG shall take place within sixty (60) Calendar days of the Effective Date or as agreed between the Parties to confirm the initial roles and responsibilities of the appointed representatives and to ratify the Business Development Methodology. The Parties shall have the right after having informed the other Party to replace any of its appointed representatives.

     4.4 The ASG shall meet as agreed by the Parties and in any event not less than twice a year. Each meeting shall be chaired by one representative (the "Chairman") in rotation, the first such meeting to be chaired by SBS. Either Party may convene a meeting and shall give at least fifteen (15) Working days notice from the date of issue including the agenda for the said meeting to each representative.

     4.5 A meeting of the ASG shall not take place unless a quorum is present. For the purposes of this Clause a quorum shall be when at least two representatives of the ASG are present from each Party. If such quorum is not present the meeting of the ASG shall be adjourned.

     4.6  The ASG shall have the following functions;

          4.6.1   To co-opt additional members.

          4.6.2   To consider and make recommendations on;

                  4.6.2.1 marketing plans and strategies, account development (including account management plans) and identification of future business opportunities;

                  4.6.2.2   decisions of the VRB;

                  4.6.2.3 the Business Development Methodology and conformance, progress and the consideration of any necessary changes thereto;

                  4.6.2.4 any Intellectual Property to be introduced into the project;

                  4.6.2.5 agreement execution, programme plans, activities and resources;

                  4.6.2.6 progress on achieving the said programme objectives and any issues arising;

                  4.6.2.7 contractual issues and the ongoing relationship with each other and third parties;

                  4.6.2.8   financial performance and projections;

                  4.6.2.9   the register of risks;

                  4.6.2.10  internal and external communications; and

                  4.6.2.11 any other business required by either Party for the successful discharge of the Parties' obligations hereunder.

     4.7 The Parties agree that the ASG shall meet in the Calendar month prior to each of the fourth and fifth anniversaries of the Effective Date to review inter alia the progress made by each Party in respect of its obligations under this Agreement and the ongoing and future Alliance between the Parties.

     4.8 The Party which is hosting the meeting shall organise the facilities required for the meeting. Secretarial services and the drafting of the minutes arising from the meeting shall be provided by the Chairman. The minutes shall be circulated to the other Party by the Chairman. The minutes shall be deemed to have been accepted by the Parties if following a period of fourteen (14) Calendar days of circulation neither Party has raised any objections to the minutes with the Chairman. The Parties shall permit the presence of up to two (2) further attendees each at any meeting of the ASG for those parts of the meeting which directly relate to the activities in which those attendees are engaged.

     4.9 The ASG may invite Third Parties to attend its meetings as observers if so required and agreed by the Parties.

5    ALLIANCE MANAGERS

     5.1 Within thirty (30) Calendar days of the Effective Date or as otherwise agreed by the Parties each Party shall appoint a representative to be an Alliance Manager (hereinafter "Alliance Manager") to co-ordinate their operational activities. Each Party shall have the right to replace its Alliance Manager on giving notice to the other Party.

     5.2 The Alliance Managers shall meet at least once a Calendar month to consider inter alia such matters as;

          5.2.1   communications between the Parties;

          5.2.2   co-ordination of plans and actions;

          5.2.3   monitoring of progress;

          5.2.4   resources;

          5.2.5   any issues arising and the actions to be taken;

          5.2.6   Workpackages; and

          5.2.7   handing over of customers.

     5.3 Each Alliance Manager shall submit to the other monthly reports in respect of current market prospects, monitoring current projects, co-ordination of approval process, progress of ASC Infrastructure, availability of SBS Staff Services, Consultancy Services and the forecasting of requirements for Consultancy Services as appropriate at least one week before each meeting of the Alliance Managers.

6    BUSINESS DEVELOPMENT METHODOLOGY

     6.1 The Alliance Managers shall enter into good faith negotiations to jointly produce a draft Business Development Methodology for approval by the Alliance Steering Group, such Business Development Methodology as set out in Annex 3 which is to be binding on the Parties.

     6.2 The Business Development Methodology will contain the following component parts:

          6.2.1 customers and/or markets targeted by Tier in introducing Third Parties to SBS to take ASC Services;

          6.2.2 detailed provisions as to the ASC Services which SBS shall provide;

          6.2.3 agreed criteria and minimum requirements to be included in agreements with Third Parties for the provision of ASC Services and according to which the VRB will assess introductions made by Tier.

     6.3 A representative of the ASG from each Party shall sign the Business Development Methodology and it shall then be reviewed by the ASG at its first meeting and at each subsequent meeting of the ASG as necessary. The Business Development Methodology shall only be varied by agreement in writing by the ASG .

7    CONSULTATION AND CO-ORDINATION OF THE PARTIES

     7.1 The Parties agree that they will consult generally with each other in relation to their obligations under this Agreement, inform each other and keep each other informed of material and significant developments or matters arising under the Agreement, co-ordinate their activities under this Agreement and provide reports as further set out in this Clause 7.

       7.2  The Parties shall:

            7.2.1 consult each other to ensure, so far as possible, that the activities to be carried out under this Agreement are conducted in a cost effective and efficient manner;

            7.2.2 co-ordinate so far as necessary their respective responsibilities and activities under this Agreement to avoid duplication of effort and to assist in achieving the objectives of this Agreement;

            7.2.3 inform each other as soon as possible of any facts which are known to either of them which may materially or significantly affect the responsibilities and activities of the other under this Agreement;

            7.2.4 use all reasonable endeavours to devise and carry out the Consultancy Services and the ASC Services (as the case may be) efficiently and so as to ensure compatibility between them.

8    CONSULTANCY SERVICES

     8.1    Tier shall:

            8.1.1 perform the Consultancy Services in accordance with this Agreement;

            8.1.2 promptly notify SBS of any delay in performance of the Consultancy Services;

            8.1.3 provide the Consultancy Services in accordance with good consulting, engineering and computing practice;

            8.1.4 ensure that the Consultancy Services carried out by them conform to any quality requirements and/or specifications stated in this Agreement or in any agreement with SBS or agreed Workpackages as agreed to by Tier;

            8.1.5 comply with all laws and regulations including relevant health and safety legislation in the provision of the Consultancy Services;

          8.1.6 have the right, power and authority to provide the Consultancy Services in accordance with the Agreement or any other arrangement or agreement with SBS and/or a Third Party.

9    THE ASC SERVICES

     9.1   SBS shall:

          9.1.1   make available at least the types of services identified in
                  Schedule 4 and/or the Business Development Methodology using the ASC Infrastructure;

          9.1.2 enter into agreements with Tier and/or Third Parties separate from this Agreement for the performance and delivery of such ASC Services, such agreements being substantially on the basis of the principles set out in SCHEDULE 4 unless expressly otherwise required by the Third Party;

          9.1.3 promptly notify Tier of any delay in performance of the ASC Services under any contract with a Third Party where such delay may impact on Tier's performance of Consultancy Services being provided pursuant to such contract;

          9.1.4 provide the ASC Services in accordance with service levels agreed with Third Parties;

          9.1.5 ensure that the ASC Services conform to any quality requirements and/or specifications stated in this Agreement or as agreed by SBS in any agreement with a Third Party;

          9.1.6 ensure that the ASC Services do not detract from the image and reputation of Tier;

          9.1.7 charge such rates for use of the ASC Services which are competitive by reference to the benchmarking procedure described in SCHEDULE 8;

          9.1.8 have the right, power, authority and capability to provide the ASC Services in accordance with the Agreement or any other arrangement or agreement with Tier and/or a Third Party;

          9.1.9 comply with all laws and regulations including relevant health and safety legislation in the provision of the ASC Services.

          9.1.10 use reasonable endeavours to construct the ASC Infrastructure in accordance with any timetables required by a Third Party or as agreed by SBS and Tier for the provision of the ASC Services.

     9.2 The Parties may elect to incorporate the provision of the ASC Services as a subcontract to Tier in any agreement with a Third Party, in which case Tier and SBS shall enter into a separate agreement for that supply of ASC Services, the form of that agreement being substantially in accordance with the principles set out in
           SCHEDULE 4.

10   SBS STAFF SERVICES

     10.1  SBS shall:

           10.1.1 comply with its obligations during the Ramp-up Period and there-after to Mobilise sufficient FTE SBS Staff Services to enable Tier to comply at all times with its obligations under this Agreement;

           10.1.2 procure the training of all SBS Staff Services during the Contract Period as set out in SCHEDULE 3;

           10.1.3 ensure that appropriate instructions and directions are given to the SBS Staff Services to provide the ASC Services in accordance with agreements entered into with Third Parties and/or Tier.

11   OTHER RESPONSIBILITIES OF THE PARTIES

     11.1 In respect of the supply of information to each other and/or a Third Party and in respect of the quality thereof the Parties shall:

           11.1.1 use reasonable endeavours to ensure so far as reasonably practicable the accuracy of such supplied information;

           11.1.2 in the event of any material or significant error being discovered in the supplied information and upon being notified by the party receiving the information of such error, the Party supplying the information shall, where possible immediately correct any such error.

     11.2  In respect of the use of Intellectual Property Rights:

           11.2.1 Tier shall ensure to the best of its knowledge and belief, that the provision of the Consultancy Services does not and will not infringe any Third Party's Intellectual Property Rights or require any licence from a Third Party;

           11.2.2 SBS shall ensure to the best of its knowledge and belief, that the provision of the ASC Services does not and will not infringe any Third Party's Intellectual Property Rights or require any licence from a Third Party.

12   PAYMENT

     12.1 Tier shall invoice SBS on the first Working Day of every other Calendar month in respect of Consultancy Services rendered in the previous two Calendar Months. SBS shall pay such invoice within thirty (30) days of receipt thereof.

     12.2 SBS shall invoice Tier on the first Working Day of every other Calendar month in respect of the Mobilised SBS Staff Services and/or the ASC Services provided to Tier in accordance with this Agreement in the previous two Calendar Months. Tier shall pay such invoice within thirty (30) days of receipt thereof.

     12.3 Payments becoming due under this Agreement, shall be made by the Banks Automated Clearance System (BACS) or such other method as the Parties may agree.

     12.4 Invoices paid in accordance with the provisions of this Clause 12 shall be deducted against any outstanding balance of the Consultancy Services Minimum Total Commitment or the SBS Staff Services Minimum Total Commitment, as the case may be.

     12.5 Either Party may dispute an invoice within thirty (30) Calendar days of receipt of it by giving the other Party written notice setting out the basis of the dispute.

     12.6 Where such a dispute arises or a Party fails to pay without disputing the invoice under Clause 12.5 the Parties shall use reasonable endeavours to settle the dispute amicably failing which the provisions of Clause 22 will apply.

     12.7 All payments to be made under this Agreement shall be made in full without any set-off, restriction or condition and without any deduction for or on account of any counterclaim.

     12.8  Each Party shall:

           12.8.1 keep true and accurate accounts and records in sufficient detail to enable the amount of all sums payable under this Agreement to be determined;

           12.8.2 at the reasonable request of the other Party from time to time allow that other Party or its agent at that Party's expense to inspect those accounts and records and, to the extent that they relate to the calculation of the sums payable under this Agreement, to take copies of them.

     12.9 Any inspection pursuant to Clause 12.8.2 shall be carried out by an independent accountant reasonably acceptable to the Party whose accounts are being inspected who shall be instructed not to divulge to the Party carrying out the inspection any information obtained by reason of his inspection, other than information which is directly relevant to the determination of sums payable under this Agreement or to use for any unauthorised purpose any information so obtained, and who shall be required to give to the Party being inspected a direct and binding undertaking to this effect in such form as that Party may reasonably request.

     12.10 The provisions of Clauses 12.8 and 12.9 shall remain in full force and effect after the termination of this Agreement for any reason until the settlement of all subsisting claims of either Party under this Agreement.

13   INTELLECTUAL PROPERTY RIGHTS

     13.1 Each Party shall fully indemnify the other against all claims, demands, actions, costs, expenses (including but not limited to legal costs and disbursements on a solicitor and client basis), losses and damages arising from or incurred by reason of any infringement or alleged infringement (including but not limited to the defence of such infringement or alleged infringement) of any third party's Intellectual Property Right enforceable in the United Kingdom in connection with the provision or receipt of the Consultancy Services and/or the ASC Services (as the case may be).

     13.2 A Party shall promptly notify the other if any claim or demand is made or action brought against them (or in their reasonable opinion is likely to made) for infringement or alleged infringement of any third party's Intellectual Property Right by reason of the use or possession of such Intellectual Property Right under this Agreement which may affect the provision and/or receipt of the Consultancy Services and/or the ASC Services (as the case may be).

     13.3 The Party against whom the indemnity claim is made shall at its own expense conduct any litigation arising therefrom and all negotiations in connection therewith and the other Party hereby agrees to grant to them exclusive control of any such litigation and such negotiations.

     13.4 The other Party shall, at the request of the Party against whom the claim is made, afford all reasonable assistance for the purpose of contesting any claim or demand made or action brought against them and shall be repaid all costs and expenses incurred in doing so.

     13.5 The non-defending Party shall not make any admissions which may be prejudicial to the defence or settlement of any claim, demand or action for infringement or alleged infringement of any Intellectual Property Right.

     13.6 If a claim or demand is made or action brought for the infringement or alleged infringement of any third party Intellectual Property Right, the Parties shall on the reasonable request of either Party, subject to Clause 25, either:

           13.6.1 modify any or all of the Consultancy Services and or the ASC Services (as the case may be) without reducing the performance and functionality of the same, or substitute alternative services of equivalent performance and functionality for any or all of the Consultancy Services and or the ASC Services (as the case may be), so as to avoid the infringement or the alleged infringement, provided that the terms herein shall apply mutatis mutandis to such modified or substituted Consultancy Services and or the ASC Services (as the case may be) and such modified or substituted Consultancy Services and or the ASC Services (as the case may be) are acceptable to the Parties, such acceptance not to be unreasonably withheld; or

           13.6.2 procure a licence for the Parties to provide the Consultancy Services and or the ASC Services (as the case may be) and/or to receive the full benefit of the Consultancy Services and or the ASC Services (as the case may be) on terms which are consistent with the requirements of this Agreement.

     13.7 The foregoing provisions of this Clause 13 shall not apply insofar as and to the extent only that any such claim or demand or action is in respect of:

           13.7.1 any use by or on behalf of one Party of the Consultancy Services and/or the ASC Services (as the case may be) in combination with any item not supplied by the other Party where such combined use directly gives rise to the claim, demand or action; or

           13.7.2 any modification carried out by or on behalf of one Party to any item supplied by the other Party under this Agreement if such modification is not authorised by that Party in writing; or

           13.7.3 any use by one Party of software or documentation in a manner not reasonably to be inferred from this Agreement; or

           13.7.4 any software or documentation produced by either Party pursuant to and in accordance with a technical specification given by the other Party.

     13.8 If the Parties have availed themselves of their rights to modify the Consultancy Services and or the ASC Services (as the case may be) or supply substitute services pursuant to Clause 1361 or to procure a licence under Clause 1362 and such exercise of the said rights has avoided any claim, demand or action for infringement or alleged infringement, then there shall be no further liability thereafter under this Clause 13 in respect of the said claim, demand or action.

     13.9 Each Party will retain ownership of its Intellectual Property Rights in existence at the date of this Agreement. Neither Party shall have any right title or interest in any Intellectual Property Rights created outside the Agreement.

     13.10 Subject to the provisions of Clause 13.9 and the rights of Third Parties, SBS shall be the owner of any copyright and other Intellectual Property Rights (if any) arising from and subsisting in;

           13.10.1   the Consultancy Services provided to SBS by Tier;

           13.10.2 documents produced during the Business Development Activity, Proposal Development Activity and Proposal Submission Activity;

           13.10.3   proposals; and

           13.10.4   the ASC Services provided hereunder.

     13.11 SBS shall at Tier's request grant Tier a worldwide royalty free non-exclusive licence to use any copyright or other Intellectual Property Rights arising from and subsisting in any or all of the items set out in Clauses 13.10.1, 13.10.2 and 13.10.3.

     13.12 Subject to the rights of Third Parties, SBS shall be the co-owner with Tier of any trade marks (if any) subsisting in (or becoming or intended to be vested) in any or all of those things referred to in Clause 13.10 under which they will be marketed by SBS.

14   FORCE MAJEURE

     14.1 Neither Party to this Agreement shall be deemed to be in breach of this Agreement or otherwise liable to the other Party for any failure or delay in the performance of its obligations hereunder which is due to Force Majeure. Notwithstanding the foregoing, each Party shall use all reasonable endeavours to mitigate the severity of the Force Majeure.

     14.2 If either of the Parties' performance of its obligations under this Agreement is affected by Force Majeure then:

            14.2.1 it shall give written notice to the other Party, specifying the nature and extent of the Force Majeure on becoming aware of the Force Majeure;

            14.2.2 subject to the provisions of Clause 14.2.3, the date of performance of such obligations shall be deemed suspended only for a period equal to the delay caused by such event;

            14.2.3 it shall not be entitled to payment from the other Party in respect of extra costs and expenses incurred by virtue of the Force Majeure event.

     14.3 It is expressly agreed that any failure by a Party to perform or any delay in performing their obligations under this Agreement which results from any failure or delay in the performance of their obligations by any person, firm or company with which they shall have entered into any contract, supply arrangement or sub-contract or otherwise, shall be regarded as a failure or delay due to Force Majeure only in the event that such person, firm or company shall itself be prevented from or delayed in complying with its obligations under such contract, supply arrangement or sub-contract or otherwise as a result of circumstances of Force Majeure.

     14.4 If the Force Majeure in question prevails for a continuous period in excess of six (6) months (such period to be measured from the date on which the Force Majeure begins) then the Party not subject to the Force Majeure shall be entitled to give written notice to the defaulting Party to terminate this Agreement. The notice to terminate must specify the termination date, which must not be less than thirty
           (30) Working Days after the date on which the notice is given. Once a notice to terminate has been validly given, the Agreement will terminate on the termination date set out in the notice.

     14.5 For the avoidance of doubt, in the event that the Agreement is terminated in accordance with Clause 14.4 neither Party shall be liable to pay the reconciliation payments under SCHEDULE 2 paragraph
           8.2 or SCHEDULE 3 paragraph 6.3.

15   INSURANCES

     15.1 The Parties shall for the Contract Period procure and maintain with a reputable insurer insurance as required by law and such further insurance as set out in Annex 1 up to the limits specified therein for any event or series of events attributable to a single cause.

     15.2 In respect of that insurance required under the provisions of Clause 151 no insurance of either Party shall be permitted to lapse, be cancelled or materially changed without fourteen (14) Working Days prior written notice to the other's insurers or brokers.

     15.3 Pursuant to the provisions of Clause 151, the Parties shall maintain insurance policy's substantially the same as set out in Annex 1.

16   LIABILITY

     16.1 Subject to the maximum extent permissible in law, all conditions and warranties which are to be implied by statutes or otherwise by general law into this Agreement or relating to the ASC Services or Consultancy Services are hereby excluded.

     16.2 The Parties expressly agree that the exclusions and limitations of liability contained in this Agreement are reasonable because of (amongst other matters) the likelihood that the amount of damages awardable to either Party for a breach by the other Party of this Agreement may be disproportionately greater than the monies paid by the Parties under this Agreement in respect of the SBS Staff Services and Consultancy Services.

     16.3 The following provisions set out the Parties' entire liability (including any liability for the acts and omissions of their representative, employees, agents or sub-contractors) to each other in respect of:

           16.3.1 any breach of their respective contractual obligations under this Agreement;

           16.3.2 a tortious act or omission, including negligence, arising under or in connection with this Agreement;

           16.3.3  an action arising out of any misrepresentation by either
                   Party.

           (save for the obligation to pay reconciliation payments under SCHEDULE 2 paragraph 8.2 and SCHEDULE 3 paragraph 6.3, and any special project agreements as referred to in SCHEDULE 2 paragraph
           3.1.1 or Clause 9.2).

     16.4 The total aggregate liability of either Party for all acts, omissions and defaults shall be subject to the financial limits set out in this Clause 16.4:

           16.4.1 the total aggregate liability of either Party resulting in direct loss of or damage to the property of the other under this Agreement shall in no event exceed [***]; and

           16.4.2 the total aggregate liability of either Party during each Year of this Agreement for all acts, omissions and defaults (other than a default governed by Clause 16.4.1) shall in no event exceed [***].

     16.5  In no event shall either Party be liable to the other for:

           16.5.1 loss of profits, business, revenue, goodwill or anticipated savings; and/or

           16.5.2  indirect or consequential loss or damage.

     16.6 The provisions of Clause 16.5 shall not limit or restrict the right of one Party to claim from the other:

           16.6.1 additional operational and administrative costs and expenses; and/or

           16.6.2 expenditure or charges incurred by that Party rendered unnecessary,

                      *  CONFIDENT TREATMENT REQUEST(ED)
           as a direct result of any default by the other.

     16.7 Notwithstanding anything to the contrary herein contained the Parties' liability for death or personal injury which arises out of their negligence or the negligence of their servants, agents or sub-contractors shall not be limited.

     16.8 The Parties expressly agree that any order for specific performance made in connection with this Agreement in respect of either Party shall be subject to the financial limitations set out in Clause 16.4.

     16.9 Without prejudice to Clause 16.7 each Party agrees that it will have no remedy against the other in respect of any untrue statement (unless such statement was fraudulent) made to it upon which they relied in entering into this Agreement and that the only remedies (if any, and subject to Clause 24.10) can be for breach of contract, and/or in respect of any fraudulent misrepresentations made by that Party.

     16.10 Without prejudice to the provisions of Clause 16.7, Tier shall indemnify SBS within the limits specified in this Clause 16.4 in respect of any claims and demands arising out of Tier's negligent misstatement or misrepresentation during the performance of the Business Development Activity.

     16.11 Without prejudice to the provisions of Clause 16.7 if a Third Party in accordance with the provisions of a separate agreement or otherwise claims any reimbursement, indemnity or payment of damages from a Party (the "Claimant") and the other Party's (the "Indemnifier") negligent act or omission has caused or contributed to the claim being made the Indemnifier shall indemnify the Claimant against such claims to the extent that it has caused or contributed to the claim being made provided always that the total aggregate limit of liability of the Indemnifier in respect of any and all such claims shall not exceed that contained within the said separate agreement (if any) or in the absence of a specified sum, the total aggregate limit of liability in this Agreement. Where the limitations of liability in a separate agreement are higher than the limitations set out in Clause 16.4, the higher limitations on liability shall not apply unless they have been expressly agreed to in writing by Tier.

     16.12 In the event that the Claimant seeks to rely on an indemnity given by the Indemnifier under this Agreement in respect of a claim made against the Claimant by a Third Party the Claimant shall:

           16.12.1   provide the Indemnifier with prompt notice of such claim;

           16.12.2 ensure at the request in writing of the Indemnifier that the Indemnifier is placed in a position to dispute the claim and shall render, or cause to be rendered, to the Indemnifier at the Indemnifier's expense all such assistance as the Indemnifier may reasonably require in disputing the claim.

     16.13 The Indemnifier or its insurers shall be entitled to the exclusive conduct of any such action or claim.

     16.14 In connection with the conduct of any dispute relating to the claim:

           16.14.1 the Indemnifier shall keep the Claimant informed of its progress and at the negotiations relating to it;

           16.14.2 the Claimant shall undertake no negotiations and make no settlement or compromise, not agree any matter in relation to its conduct which is likely to affect the amount involved in the future liability of the Indemnifier without the prior approval of the Indemnifier, such approval not to be unreasonably withheld, developed or refused.

     16.15 The Claimant shall take all reasonable steps to mitigate its loss in respect of the claim being made against the Indemnifier.

     16.16 Where in the performance of any obligations under this Agreement a Party subcontracts such performance to a third party the Party so subcontracting shall remain wholly liable for the performance of such obligations.

     16.17 The exclusions from and limitations of liability set out in this Clause 16 shall be considered severably. The invalidity of unenforceability of any one clause or sub-clause of this Clause 16 shall not affect the validity or enforceability of any other part of this Clause 16.

     16.18 The provisions of this Clause 16 shall survive the termination of the whole or a part of this Agreement.

17   EMPLOYMENT INDEMNITIES

     17.1 It is the Parties' intention and understanding that the provisions of TUPE do not apply to this Agreement and none of the SBS Staff Services will transfer to Tier. The Parties shall take all reasonable steps to avoid circumstances which give rise to a situation where the provisions of TUPE are likely to apply by operation of this Agreement. The Parties have therefore agreed Clauses 17.2, 17.3, 17.4, 17.5 and 17.6 below.

     17.2 If any contract of employment of an employee of SBS deemed to have been effected between Tier and such employee as a result of the provisions of Regulation 5 of TUPE, then:-

           17.2.1 Tier shall within twenty () Working Days of becoming aware of the application of Regulation 5 to any such contract notify SBS of the fact in which case SBS shall have thirty
                     (30) Calendar days in which to offer that employee employment with SBS, failing which, or if the employee does not accept the offer unconditionally within fifteen (15) days of the offer being made, Tier shall have the right to terminate such contract;

           17.2.2 In respect of such an employee SBS will indemnify Tier in full against any actions, proceedings, costs, claims, demands, awards, fines, orders, expenses and liability whatsoever (including legal and other professional fees and expenses) in relation to that employee whether arising directly or indirectly out of or in connection with termination or otherwise, and against any sums payable to or in relation to that employee in respect of his employment with Tier; and

           17.2.3 In respect of SBS Staff Services recruited externally by SBS at Tier's request SBS and Tier shall bear all costs and expenses equally arising directly or indirectly out of or in connection with termination or otherwise, and any sums payable to or in relation to such person in respect of his employment with Tier.

     17.3 In the event of any employee of SBS bringing proceedings against Tier, whether or not that employee is claiming that he is employed by Tier, SBS will keep Tier indemnified in full against all costs of defending such proceedings (including legal and other professional fees and expenses) and any awards, fines, orders, expenses and liabilities whatsoever arising, directly or indirectly in connection with such proceedings.

     17.4 In the event of any SBS Staff Services recruited externally by SBS at Tier's request bringing proceedings against Tier, whether or not that SBS Staff Services is claiming that he is employed by Tier, SBS and Tier shall bear all costs equally of defending such proceedings (including legal and other professional fees and expenses) and any awards, fines, orders, expenses and liabilities whatsoever arising, directly or indirectly in connection with such proceedings.

     17.5 When reasonably required to do so by Tier, SBS will assist Tier in taking and/or defending any proceedings by and/or against Tier in connection with any of its employees or former employees.

     17.6 If the right to terminate arises under Clause 17.2.1 and Tier does not ex ercise that right by terminating the employment or giving notice of termination within thirty (30) Calendar days of that right arising then Tier shall be deemed to have accepted the employees transferred to them and SBS shall have no obligation to indemnify Tier under any provisions of this Clause 17 arising out of employment after that thirty (30) Calendar day period.

18   RESPONSIBILITIES AND COSTS

     18.1 In respect of costs each Party shall be responsible for and bear their own costs incurred in executing this Agreement and their obligations hereunder unless otherwise provided for under this Agreement.

     18.2 Tier shall be responsible for carrying out the Business Development Activity, the Proposal Development Activity and the Proposal Submission Activity and SBS shall fully co-operate with Tier as further set out in the provisions of Schedule 3. In particular the VRB shall, at all times, act reasonably and within its own guidelines and give written reasons to Tier for any decision at any stage up to and including the Formal Commitment Stage not to proceed with an opportunity presented to it by Tier to Utilise the Mobilised SBS Staff Services.

     18.3 Tier shall bear its own costs arising during the Business Development Activity, the Proposal Development Activity and the Proposal Submission Activity.

     18.4 SBS shall bear all its own costs arising during and beyond the Formal Commitment Stage.

     18.5 For the avoidance of doubt Tier shall not be entitled to any reimbursement of cost or have the right to claim any offset against the SBS Staff Services Minimum Total Commitment in respect of any opportunity which the VRB decides not to proceed with.

19   NOTICES

     19.1 Any notice required to be given or made hereunder or in connection with this Agreement shall be in writing and shall be given or made by delivering the same by hand or by sending the same by prepaid first class post or other fast postal or courier service or facsimile to the address or relevant telecommunications number of the relevant Party set out in Clause 19.3 or such other address or number of the relevant Party or such other address or number as that Party may have notified to the other pursuant to the provisions of this Clause 19.

     19.2 Any such notice given as aforesaid shall be deemed to have been duly given if delivered by hand or courier upon delivery at the address of the relevant Party, two (2) Working Days next following the day of sending if sent by post and if sent by facsimile at the time of transmission (provided a confirmatory letter is sent by prepaid first class post). In proving the fact of despatch by post it shall be sufficient to show that the envelope containing the notice was properly addressed, stamped and posted.

     19.3  The Parties' Addresses;

           19.3.1    For Tier Technologies Inc

                     1350 Treat Boulevard
                     Suite 250, Walnut Creek
                     CA 94596
                     USA
                     Tel: 001 925 937 3950
                     Fax: 001 925 937 3902

                     For the Attention of: Mr J Bildner

           cc:       Tier Technologies (United Kingdom) Inc.
                     19, Wellington Business Park,
                     Dukes Ride,
                     Crowthorne,
                     Berkshire RG45 6LS

                     Telephone: 01344 760700
                     Facsimile: 01344 760701

                     For the Attention of: Mr. A.D. Armstrong, Managing Director

           cc:       Eversheds
                     Senator House
                     85 Queen Victoria Street
                     London EC4 4JL

                     Tel: 0171 919 4500
                     Fax: 0171 919 4919

                     For the Attention of: Mr B Gripton

           19.3.2    For SBS;

                      Siemens House,
                      Oldbury,
                      Bracknell
                      Berkshire RG12 8FZ

                      Telephone: 01344 396104
                      Facsimile: 01344 396020

                      For the Attention of: Mr. M.I Gore, Head of Contract Management and Procurement Mr Gary Pusey and Mr J Loughrey

20   DATA PRIVACY AND ACCESS TO INFORMATION

     20.1 Notwithstanding any obligations contained herein, the Parties shall ensure that they are and remain compliant with the Data Protection Act and shall not knowingly cause the other to be in breach of the provisions thereof.

21   DISPUTE ESCALATION PROCEDURE

     21.1 All disputes between the Parties arising out of or relating to this Agreement which cannot be amicably settled between the Parties' Alliance Managers shall be referred, by either Party, to their respective Finance Directors or their nominated representatives for resolution.

     21.2 If any dispute cannot be resolved by the Parties' respective Finance Directors or their nominated representatives within a maximum of fifteen (15) Calendar days after it has been referred under Clause
           21.1 that dispute shall be referred to the Parties' Managing Directors for resolution.

     21.3 If the dispute cannot be resolved by the Parties' representatives nominated under Clause 21.1 within a maximum of fifteen (15) Calendar days after it has been referred under Clause 21.2 the dispute may be referred by either Party in accordance with the provisions of Clause 22.

22   DISPUTE RESOLUTION PROCEDURES

     22.1  In the event that a dispute is referred under Clause 21:

           22.1.1 and if the dispute relates to whether or not the Consultancy Services and/or the ASC Services (as the case may be) are being provided in accordance with the technical provisions of this Agreement including whether or not the terms of this Agreement relating to quality, scope and fitness for purpose have been complied with or it relates to non-payment of an invoice under Clause 14 or a failure of the Parties to agree the Consultancy Services Charge Rates in Attachment 1 to SCHEDULE 2, a notice of the dispute shall be provided to a technical expert (the "Expert") who shall act as expert and not as arbitrator; or

           22.1.2 if the dispute relates either to whether or not any term or condition of this Agreement is valid or enforceable and/or as to the proper interpretation or construction of this Agreement, or to any other matter relating to breach of this Agreement a notice of the dispute shall be provided to an arbitrator ("the Arbitrator") who shall act as an arbitrator and not an expert.

     22.2 The Expert shall be selected by mutual agreement or, failing agreement, within ten (10) Calendar days after a request by one Party to the other, shall be chosen at the request of either Party by the President at the time being of the British Computer Society who shall be requested to choose a suitably qualified and experienced Expert for the dispute in question.

     22.3 The Arbitrator shall be selected by mutual agreement or, failing agreement, within ten (10) Calendar Days after a request by one Party to the other, shall be chosen at the request of either Party by the President at the time being of the Chartered Institute of Arbitrators who shall be requested to choose a suitably qualified and experienced arbitrator for the dispute in question.

     22.4 Thirty (30) Calendar Days after the Expert or Arbitrator (as the case may be) has accepted the appointment each Party shall submit a written report on the dispute setting out the issues of the dispute to the Expert or Arbitrator (as the case may be) and to each other and ten (10) Calendar Days thereafter shall submit any written replies they wish to make to the Expert or Arbitrator (as the case may be) and to each other.

     22.5 Both Parties will then afford the Expert or Arbitrator (as the case may be) all necessary assistance which the Expert or Arbitrator requires to consider the dispute including but not limited to access to the Premises of the Parties and any documentation or correspondence relating thereto which it could be required to produce on disclosure.

     22.6 The Expert or Arbitrator (as the case may be) shall be instructed to deliver his determination in writing to the Parties within thirty
           (30) Working Days after the submission of the written reports pursuant to Clause 22.4.

     22.7 The Expert or Arbitrator (as the case may be) shall have the same powers to require any party to produce any documents or information to him and the other Party as an arbitrator and each Party shall supply to him such information when required to do so which it could be required to produce on disclosure.

     22.8 Subject to the Arbitration Act 1996, decisions of the Expert and Arbitrator shall be final and binding and not subject to appeal.

     22.9 Any decision by the Expert in relation to payment of an invoice shall be complied with within thirty (30) Calendar Days of the date on which the decision is published. If a Party has been ordered to pay the invoice and fails to do so within that thirty (30) Calendar Day period the Expert shall have the power to order that Party to pay interest on such sum from the first Working Day after the expiration of that thirty (30) Working Day period at the annual rate of 4 per cent above the base lending rate from time to time of National Westminster Bank PLC accruing on a daily basis until payment is made whether before or after any judgement.

     22.10 The costs of the Arbitrator shall be borne by the Parties in the proportion as shall be determined by the Arbitrator having regard (amongst other things) to the conduct of the Parties.

     22.11 The costs of the Expert shall be borne equally by the Parties save where the Expert's decision as to payment of an invoice has not been complied with within the time limit set out in Clause 22.9 in which case the Party that has failed to comply with the Expert's decision shall bear all the costs of the Expert.

     22.12 The performance by the Parties of their respective obligations under this Agreement shall not cease or be delayed by this dispute resolution procedure and the Parties will give effect to the determination.

     22.13 Each Party will bear its own legal or other costs in connection with dispute resolution procedure, whether determined by an Expert or an Arbitrator.

23   DEFAULT IN PERFORMANCE

     23.1 Either Party may investigate any and each case where the other Party (the "Non-Performing Party") appears to have failed to perform any obligation conferred by and upon it in accordance with this Agreement.

     23.2 Where the Party so investigating (the "Investigating Party") is satisfied that in any particular case the Non Performing Party has failed to perform an obligation in accordance with the provisions of this Agreement, the Investigating Party shall be entitled to instruct the Non Performing Party to remedy the failure within such reasonable period as the Investigating Party may determine and (subject to the limitations of liability expressed in Clause 16)at no additional cost to the Investigating Party. For the purpose of this Clause 23.2 only, "reasonable period" shall mean that period of time that is reasonably necessary to rectify the non performance, taking into consideration the nature, scale and impact of the non performance and the circumstances that gave rise to it which in any event shall be no less than 45 Calendar days.

     23.3 Where the Investigating Party issues an instruction to the Non Performing Party under Clause 23.2 and the Non Performing Party fails to comply (either wholly or partially) with the instruction issued by the Investigating Party within the timescale permitted by the said instruction then the Investigating Party shall be entitled to issue a Default Notice in respect of each such failure

     23.4   Upon the issue of a Default Notice under Clause 23.3:

            23.4.1 where the breach detailed in the said instruction being the subject of the Default Notice is capable of remedy, the Non Performing Party shall remedy the said breach within forty-five (45) Calendar days (or as otherwise agreed between the Parties) after the Default Notice is served, and if the said breach is then not remedied within that forty-five (45) Calendar day period (or such other period as the Parties may otherwise agree, (as the case may be)) , the Investigating Party shall be entitled to issue a Major Default Notice; or

            23.4.2 where the breach detailed in the said instruction being the subject of the Default Notice is not capable of remedy, the Investigating Party shall be entitled, having given the Non Performing Party ten (10) Calendar days (or such other period as the Parties may have otherwise agreed (as the case may be)) written notice of its intention to so do, issue a Major Default Notice.

     23.5 Where the Major Default Notice relates to the performance of the Consultancy Services, save for a default governed by Clause 12 the Investigating Party shall specify in the Major Default Notice that in the event of:

            23.5.1 a further Major Default Notice being issued to the Non-Performing Party within the next six (6) Calendar months; or

            23.5.2 three Major Default Notices in total being served within any eighteen (18) Calendar month period during the Contract Period, then;

                    the Investigating Party may either, without prejudice to any of its other rights and remedies hereunder;

            23.5.3 extend the period for performance in relation to any outstanding Major Default Notices; or

            23.5.4 terminate the provisions in the Agreement which relate to the Consultancy Services, in accordance with the provisions of Clause 24.1.

     23.6 Where the Major Default Notice relates to the provision of the SBS Staff Services (including the ASC Services and the ASC Infrastructure) save for a default governed by Clause 12 the Investigating Party shall specify in the Major Default Notice that in the event that:

            23.6.1 a further Major Default Notice being issued to the Non-Performing Party within the next twelve (12) Calendar months; or

            23.6.2 three Major Default Notices in total being served within any thirty-six (36) Calendar month period during the Contract Period, then;

                    the Investigating Party may either, without prejudice to any of its other rights and remedies hereunder;

            23.6.3 extend the period for performance in relation to any outstanding Major Default Notices; or

            23.6.4 terminate the provisions of the Agreement which relate to the SBS Staff Services (including the ASC Services and the ASC Infrastructure) in accordance with the provisions of Clause 24.4.

     23.7 Where the Major Default Notice relates to a default governed by Clause 12 in respect of non-payment of an invoice by SBS for Consultancy Services provided by Tier where SBS has failed to comply with an Expert's decision pursuant to Clause 22.9 Tier shall specify in the Major Default Notice that in the event of:

            23.7.1 a further Major Default Notice being issued to SBS relating to non-payment of an invoice pursuant to an Expert's decision under Clause 22.9 within the next twelve (12) Calendar months;

                    Tier may either, without prejudice to its other rights and remedies hereunder;

            23.7.2 extend the period for performance in relation to the outstanding Major Default Notices; or

            23.7.3 terminate the whole Agreement in accordance with the provisions of Clause 24.7.

     23.8 Where the Major Default Notice relates to a default governed by Clause 12 in respect of non-payment of an invoice by Tier in respect of Mobilised SBS Staff Services and Tier has failed to comply with an Expert's decision pursuant to Clause 22.9 SBS shall specify in the Major Default Notice that in the event of:

            23.8.1 a further Major Default Notices relating to non-payment of an invoice being issued to Tier pursuant to an Expert's decision under Clause 22.9 within the next twelve (12) Calendar months;

                    SBS may either, without prejudice to its other rights and remedies hereunder;

            23.8.2 extend the period for performance in relation to the outstanding Major Default Notice; or

            23.8.3 terminate the whole Agreement in accordance with the provisions of Clause 24.7.

     23.9 Where the Major Default Notice relates to a default not governed by Clauses 23.5.4, 23.6.4, 23.7.3 or 23.8.4 the Investigating Party shall specify in the Major Default Notice that in the event of:

            23.9.1 a further Major Default Notice being issued to the Non-Performing Party within the next twelve (12) Calendar months which does not relate to a default governed by Clauses 23.5.4, 23.6.4, 23.7.3 or 23.8.4;

                    the Investigating Party may either, without prejudice to any of its other rights and remedies hereunder;

            23.9.2 extend the period for performance in relation to any outstanding Major Default Notice; or

            23.9.3 terminate the Agreement in accordance with the provisions of Clause 24.7.

     23.10 To the extent that any failure by the Investigating Party to fulfil any of its obligations is caused by a default by the Non Performing Party, then:


            23.10.1 the Investigating Party shall use all reasonable endeavours to arrange all such additional resources as are necessary to fulfil the said obligation as early as possible thereafter (at the cost of the Non Performing Party (subject to the limitations of liability expressed in Clause 16; and


            23.10.2 the Investigating Party shall be entitled to an extension of time in respect of such obligation which shall reflect the delay actually caused by the Non Performing Party's default.

     23.11 In the event of the default referred to in Clause 23.10 causing a delay in any Third Party contract, then the Parties shall use best endeavours to ensure that the effect on the said Third Party contract is kept to an absolute minimum and that the said Third Party is advised immediately about the consequential effects of such a delay.

24   TERMINATION

     24.1 Where the right to terminate arises pursuant to Clause 23.5.4 SBS may terminate the provisions in the Agreement relating to the Consultancy Services by serving a written termination notice on Tier. The termination notice must specify the termination date, which must not be less than thirty (30) Working Days after the date on which the termination notice is given.

     24.2 In the event that SBS exercises its right under Clause 24.1 to terminate the provisions in the Agreement relating to the Consultancy Services:

            24.2.1 the provisions relating to the Consultancy Services in the Agreement will terminate on the termination date set out in the termination notice. For the avoidance of doubt SBS shall be immediately discharged from any further liability to pay the Consultancy Services Minimum Total Commitment;

            24.2.2 SBS shall pay forthwith all monies due and owing to Tier in respect of the Consultancy Services provided up to the termination date.

     24.3 Save as provided in Clause 24.2.1, all other provisions in this Agreement shall continue in full force and effect, including the performance by SBS of its obligations in respect of the SBS Staff Services (including the ASC Services and the ASC Infrastructure) and Tier shall remain liable to meet the SBS Staff Services Minimum Total Commitment.

     24.4 Where the right to terminate arises pursuant to Clause 23.6.4 Tier may terminate the provisions of the Agreement relating to the SBS Staff Services (including the ASC Services and the ASC Infrastructure) by serving a written termination notice on SBS. The termination notice must specify the termination date which must not be less than thirty (30) Working Days after the date on which the termination notice is given.

     24.5 In the event that Tier exercises its right under Clause 24.4 to terminate the provisions in the Agreement relating to the SBS Staff Services (including the ASC Services and the ASC Infrastructure:

            24.5.1 the provisions relating to the SBS Staff Services (including the ASC Services and the ASC Infrastructure) in the Agreement will terminate on the termination date set out in the termination notice and for the avoidance of doubt Tier shall be immediately discharged from any further liability to pay the SBS Staff Services Minimum Total Commitment;

            24.5.2 Tier shall pay forthwith all monies due and owing to SBS in respect of any Mobilised FTE SBS Staff Services up to the termination date.

     24.6 Save as provided in Clause 24.5.1, all other provisions in this Agreement shall continue in full force and effect, including the obligation on SBS to continue to procure Consultancy Services from Tier up to the Consultancy Services Minimum Total Commitment.

     24.7   Where the right to terminate arises pursuant to Clauses 23.7.3,
            23.8.3 and 23.9.3 either Party may terminate this Agreement by serving a written termination notice on the other Party. The termination notice must specify the termination date, which must not be less than thirty (30) Working Days after the date on which the termination notice is given.

     24.8 In the event that either Party exercises its right under Clause 24.7 to terminate the Agreement:

            24.8.1 the Agreement will terminate on the termination date set out in the termination notice;

            24.8.2 no further payments whatsoever shall be due from one Party to the other Party other than payments which have fallen due prior to the termination date, such payments to be made forthwith.

     24.9 If a Receiver is appointed of the whole or part of one Party's (the "Insolvent Party") assets or an order is made or a resolution passed for winding up (unless such order or resolution is part of a voluntary scheme for the reconstruction or amalgamation of the Insolvent Party as a solvent corporation and the resulting corporation if a different legal entity undertakes with the other party to be bound by the terms of this Agreement) or the Insolvent Party otherwise becomes subject to or takes advantage of the bankruptcy or insolvency laws applicable to it then this Agreement shall immediately terminate without the need of any notice but the other Party may at its absolute discretion waive such termination by notice in writing given within twenty (20) Working Days after the event giving rise to such termination comes to the other Party's attention in which case this Agreement shall revive and shall be deemed never to have been terminated and the rights and obligations under the Agreement shall subsist for the successors and assigns of the Insolvent Party.

     24.10 Save for the provisions under Clause 14 the provisions of Clause 24 shall be the sole provisions relating to termination of this Agreement in whole or in part and for the avoidance of doubt, the Parties waive irrevocably pursuant to Clause 30 any other right or remedy which may otherwise accrue to the other Party howsoever to terminate and/or rescind this Agreement and/or to cease or suspend the provision of the Consultancy Services and/or ASC Services (as the case may be) at any time during the Contract Period but nothing in this Clause 24.3 shall exclude or restrict the Parties' right (if any and subject to Clause 16) to claim any other remedy in equity or law from the other.

     24.11 Termination in accordance with this Clause 24 shall not prejudice or affect any right of action or remedy which shall have accrued or shall thereafter accrue to either Party (including, without limitation, in respect of any damages suffered or incurred thereafter).

     24.12 In the event of termination or expiry of this Agreement in whole or in part, the Parties will promptly return to each other any property belonging to them which they have no contractual right to retain.

     24.13 Subject as otherwise provided in this Agreement, or subject to any rights or obligations which have accrued prior to termination neither Party shall have any further obligation to the other under this Agreement in respect of the part of the Agreement which is terminated.

25   CHANGE CONTROL

     25.1 Either Party may from time to time request amendments to this Agreement. Amendments to this Agreement shall be effected only by way of Change Control Notes signed by the duly authorised representatives of the Parties, such approval not to be unreasonably withheld.

     25.2 Change Control Notes shall be substantially in the form set out in ATTACHMENT 1 to SCHEDULE 6 and shall be numbered consecutively.

26   MILLENNIUM COMPLIANCE

     26.1 The Parties hereby warrant that the performance and functionality of all software and hardware or other items in question (the "Relevant Item") owned or used by, or licensed to them in performing their obligations under this Agreement will not be affected by the advent of the year 2000 or by any leap year or by any use of or reference to a date beyond 31 December 1999. In particular the Relevant Item will:

            26.1.1 handle date information before, during and after 1st January 2000, including but not limited to accepting date input, providing date output, and accurately performing calculations on dates or portions of dates in a manner that is unambiguous as to century;

            26.1.2 function accurately and without interruption before, during and after 1st January 2000, without any changes in operation associated with the advent of that year or the end of the preceding year; and

            26.1.3 respond to two-digit year date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner without the need for human intervention;

                    Provided that until 31st December 1999 the only remedy available to either Party in respect of any default by the other Party under this Clause 261 shall be to require that Party to correct the affected software and hardware or other item owned or used by, or licensed by that Party as soon as is practicable such that neither the provision nor the receipt of the Consultancy Services or the ASC Services will be affected by the advent of the Year 2000 or by any use of or reference to a date beyond 31st December 1999.

27   CONFIDENTIALITY

     27.1 For the purpose of this Agreement it is contemplated that either or both of the Parties may disclose or allow access to certain information in the pursuance of the Agreement and the Parties wish to protect and regulate how such Confidential Information is to be treated in order to protect their interests in this information.

     27.2 Each Party hereto possesses valuable information, including without limitation, ideas, business methods, finances, prices, customer lists or details, business, financial, marketing, development or manpower plans, computer systems and software, technical drawings, data, manuals, techniques, trade secrets, know-how, or other matters connected with services provided under this Agreement, information concerning relationships with actual or potential clients or customers and the needs and requirements of such persons, research and development data and specifications, and data of a secret and confidential nature relating to its present and future commercial activities any of which may be in whatever form, whether imparted orally or in writing or by other medium including all copies of the same all of which are regarded by it as commercial assets of considerable value.

     27.3 For the purpose of this Clause 27, the following definitions shall apply;

           27.3.1 "Confidential Information" shall mean those things described in Clause 272.

           27.3.2 "Disclosing Party" shall mean the Party who discloses its Confidential Information to the other Party.

           27.3.3 "Receiving Party" shall mean the Party who receives its Confidential Information from the Disclosing Party.

           27.3.4  The Receiving Party shall:

                   27.3.4.1 hold all Confidential Information received from the Disclosing Party in strict confidence;

                   27.3.4.2 use the Confidential Information solely for the purpose intended by this Agreement;

                   27.3.4.3 permit access to such Confidential Information only to those of its personnel who need to know for carrying out their respective obligations under this Agreement.

          27.3.5 Without prejudice to the generality of the provisions of this Clause 27, the Receiving Party shall exercise no less a degree of care in protecting the Confidential Information than which it uses to protect its own information of like sensitivity and importance.

          27.3.6 The obligations of confidentiality herein shall not apply to any Confidential Information which:

                  27.3.6.1 was in the possession of the Receiving Party before such Confidential Information was imparted by the Disclosing Party or is independently developed by any servant, agent or employee of the Receiving Party without access to or use or knowledge of the Confidential Information imparted by the Receiving Party; or

                  27.3.6.2 was, is in or subsequently comes into the public domain other than by breach by the Receiving Party of its obligations hereunder or under any other agreement of confidentiality between the Parties; or

                  27.3.6.3 is received by the Receiving Party without restriction on disclosure or use from a Third Party, which Third Party has a lawful right to make such disclosure; or

                  27.3.6.4    is disclosed because of a legal requirement.

          27.3.7 If any portion of any Confidential Information falls within any of the above exceptions, the remainder shall continue to be subject to the restrictions of this Agreement.

          27.3.8 Any Confidential Information imparted hereunder shall remain the property of the Disclosing Party and must be used only for the purpose of this Agreement. No rights are granted to the Receiving Party hereunder and no rights shall be deemed to have arisen or be implied in any Confidential Information.

          27.3.9 Upon expiration or termination in whole or in part of this Agreement, the Receiving Party shall return such Confidential Information as relates to the part of the Agreement which has terminated where part-termination has occurred or otherwise all Confidential Information received from the Disclosing Party to the Receiving Party, or, upon the consent of the Disclosing Party, shall destroy all such Confidential Information and provide to the Disclosing Party a certificate of such destruction signed by a responsible officer of the Receiving Party.

          27.3.10 Unless otherwise agreed, in writing, these confidentiality provisions shall survive termination of this Agreement and shall remain in effect for a period of five (5) years after return or destruction by the Receiving Party of the other Party's Confidential Information provided in accordance with this Agreement.

     27.4 The Parties accept and agree not to divulge the nature, existence and/or content of this Agreement to any other company, organisation or individual, without the consent of the other Party, save in cases where it is necessary by virtue of judicial review, legislation and/or financial regulations, in which cases the one Party shall receive due notice from the other Party so required to disclose the necessary information.

28   PUBLICITY

     28.1 Neither Party shall publicise the existence of this Agreement nor make all or any necessary press announcements in respect thereof without the consent of the other Party.

29   ENGAGEMENT OF SENIOR EMPLOYEES

     29.1 Neither Party shall during the Contract Period and for a period of twelve (12) Calendar months after its termination solicit, employ or engage or offer to employ or engage any of the other Party's senior employees or consultants without the prior written consent of the other Party.

     29.2 In the event of breach of Clause 29.1 and only where the senior employee or consultant in question has actively sought employment with the defaulting Party, the defaulting Party shall pay to the other Party a sum equal to 30% of the first year's annual salary paid to the senior employee or consultant so recruited by the defaulting Party. Payment of such sum shall be the sole and exclusive liability of the defaulting Party. Payment shall be made with thirty (30) Working Days of commencement of employment.

30   FAILURE TO ENFORCE AND WAIVER

     30.1 The failure or delay by either Party to exercise any right, power or remedy under this Agreement shall not constitute a waiver thereof and shall not in any circumstances impair such right, power or remedy nor operate as a waiver of it. The single or partial exercise by either Party of any right, power or remedy under Agreement shall not in any circumstances preclude any other or further exercise of it or the exercise of any right, power or remedy.

     30.2 A waiver of any breach or default under any terms of this Agreement shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

31   VALIDITY

     31.1 If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason (whether by an expert, by arbitration, or by a court of competent jurisdiction):

           31.1.1 such provision will be severed and the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid, illegal or unenforceable provisions eliminated;

           31.1.2 the Parties shall in good faith amend the provision of the Agreement to reflect as nearly as possible the spirit and intention behind that invalid, illegal or unenforceable provision so as to place the Parties in substantially the same position, to the extent that such spirit and intention is consistent with the laws of England, and so that the amended clause complies with the laws of England.

32   ASSIGNMENT

     32.1 Neither Party shall assign or purport to assign or transfer this Agreement or any part thereof without the prior consent in writing of the other. Any such assignment as aforesaid shall not excuse the assigning Party from liability for due performance and observance of any provision expressed herein on its part to be performed or observed.

33   NOT A PARTNERSHIP OR AGENCY

     33.1 Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties hereto or constitute or be deemed to constitute SBS as agent of Tier or Tier as agent of SBS for any purpose whatsoever and SBS shall have no authority or power to bind Tier and Tier shall have no authority to bind SBS or to contract in the name of or create a liability against Tier or SBS (howsoever the case may be) in any way or for any purpose.

34   ORIGINALITY OF AGREEMENT

     34.1 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

35   ENTIRE AGREEMENT

     35.1 This Agreement sets out the entire agreement between the Parties with respect to the subject matter covered by it and supersedes all prior communications, drafts, representations, agreements, warranties, statements and understandings of whatever nature, whether oral or in writing between the Parties, relating to the subject matter, provided that this shall not exclude any liability which a Party would otherwise have to the other Party in respect of a statement made fraudulently by that Party prior to the date of this Agreement.

     35.2 This Agreement shall come into effect on the Effective Date and subsist for the Contract Period unless or until terminated in accordance with the provisions of Clauses 14 or 24.


     35.3 Neither Party shall have any rights or licence save as specifically agreed herein.

     35.4 This Agreement will be governed by and construed in accordance with English Law. The Parties hereby submit to the jurisdiction of the High Court of Justice in England.

AS WITNESS the hands of the Parties hereto the day and year first hereinbefore written:

SIGNED AND AGREED for and on Behalf of Tier Technologies (United Kingdom) Inc.

Signature: /s/ [ILLEGIBLE]^^             Date:   1 September 99
          -------------------------           ---------------------------

   Name: James L. Bildner               Status:     CEO
        ---------------------------            --------------------------

SIGNED AND AGREED for and on Behalf of Siemens Business Services Limited

Signature: /s/ [ILLEGIBLE]^^              Date:  1 Sept 1999
          -------------------------           ---------------------------

     Name:  G. S. Posey                  Status:      MD
          -------------------------             -------------------------

                                  SCHEDULE 1

                        INTERPRETATIONS AND DEFINITIONS
                        -------------------------------

1    INTERPRETATIONS

     1.1 Clause headings in this Agreement are for ease of reference only and do not affect interpretation.

     1.2 References to Paragraphs shall mean those paragraphs contained within those Schedules and/or Annexes in which they are contained unless expressly stated otherwise by references to other Schedules and/or Annexes.

     1.3  The singular includes the plural and vice versa.

     1.4 References to Clauses shall mean those clauses contained within the General Terms and Conditions of the main body of this Agreement unless expressly stated otherwise.

2    DEFINITIONS

"ASC
Infrastructure"                    means the infrastructure (as defined in
                                   SCHEDULE 7) to be put into place in
                                   accordance with the provisions of SCHEDULE 7
                                   to facilitate the provision of the ASC
                                   Services by SBS.
"ASC
Infrastructure Specification"      means the outline specification relating to
                                   the operational, functional and/or design characteristics of the ASC Infrastructure to be provided in accordance with the provisions of Paragraph 3.1 of SCHEDULE 7.

"ASC
Services"                          means those services to be provided by SBS to
                                   Tier and/or a Third Party, using the ASC
                                   Infrastructure as further described in
                                   SCHEDULE 4 and the Business Development
                                   Methodology.

"Agreement"                        Means this agreement comprising the
                                   front/cover page, contents page(s), Clauses 1
                                   to 35 inclusive and SCHEDULE 1 to SCHEDULE 8 inclusive and all or any Annexes, Appendices or Attachments forming part thereof and any Change Control Note issued, approved and authorised in accordance with the provisions of Clause 25 and the Business
                                   Development Methodology.

"Bid Manager"                      means an individual appointed by SBS to
                                   coordinate the Proposal Development Activity and the production of the Proposal.

"Bid Team"                         means a group of individuals appointed by the
                                   Bid Manager to assist Tier in discharging its duties.

"Business Development
Activity"                          means the development of Third Party
                                   relationships, covering inter alia initial
                                   Third Party contact, Third Party business needs identification, Third Party business process definition and service provision definition, to a standard agreed between the Parties on a case by case basis.

"Business Development
Methodology"                       means a contractually binding document
                                   identifying markets, targets, customers, the
                                   ASC Services and including a methodology for development of Third Party contacts by Tier to be agreed and signed by a representative of each Party from the ASG on or before the date of this Agreement.

"Calendar"                         means the Gregorian calendar.

"Change Control Note"              means a change control note as referred to in
                                   Clause 25 and as amended by any subsequent
                                   Change Control Note.

"Consultancy Services"             means those activities to be conducted by
                                   Tier (as may be better described in paragraph
                                   3.1 of SCHEDULE 2) which are provided to SBS and/or a Third Party under or pursuant to this Agreement.

"Consultancy Services Charge
Rates" means those rates chargeable for the provision of the Consultancy Services defined in ATTACHMENT 1 of SCHEDULE 2.

"Consultancy Services Minimum
Total Commitment"        means the total sum of Consultancy Services to be
                         procured by SBS and/or a Third Party from Tier during the Contract Period. The said sum shall be[***]. For the avoidance of doubt this sum excludes the supply of hardware or software or training or any other services sourced through a third party and arranged by Tier regardless of whether at margin or otherwise and Consultancy Services procured by customers that have been handed over to Tier by SBS where SBS requires no further involvement with that customer.

"Consultancy Services
Timesheets"              means timesheets completed in accordance with the
                         provisions of SCHEDULE 2 using the proforma timesheet provided for in ATTACHMENT 3 to SCHEDULE 6.

"Contract Period"        means the period commencing on the Effective Date of
                         this Agreement and continuing until the Final Date or until it is terminated in accordance with Clause 14 or 24 whichever is the earlier date.

"Data Protection Act"    means the Data Protection Act 1984 and the Data
                         Protection Act 1998 as applicable.

"Effective Date"         means the first Working Day following the date on which
                         this Agreement receives its last signature from the Parties.

[***]

"FTE" means full time equivalent - that is an individual or series of individuals working collectively all Working Days in a Calendar month save for leave, absence or sickness.

"Final Date"             means the date occurring exactly sixty (60) Calendar
                         months after the Effective Date unless and until extended by agreement between the Parties in accordance with the provisions of Clause 25.

"Force Majeure"          means any cause preventing the performance by either
                         Party of any or all of its obligations arising from or attributable to acts, events or omissions

                     *  CONFIDENTIAL TREATMENT REQUEST(ED)
                                   beyond its reasonable control including (but without limiting the generality thereof) governmental regulations, fire, flood, act of God, strike, war, riot, breakdown of plant or machinery or any disaster or an industrial dispute affecting a third party for which a substitute third party is not reasonably available.

"Formal Commitment Stage"          means a point in time where a legal agreement
                                   (having full force and effect) between SBS and a Third Party is entered into directly between them, such agreement taking the form of either a letter of intent, letter to proceed or a full contract for the provision of ASC Services, where such agreement is established subsequent to the Proposal
                                   Submission Activity and as a direct
                                   consequence thereof.

"General Terms and Conditions"     means Clauses 1 to 35 inclusive and any
                                   Change Control Note issued, approved and authorised in accordance with the provisions of Clause 25.

"Intellectual Property"            means any and all patents, trade marks,
                                   service marks, copyright, moral rights,
                                   rights in design, know-how, confidential information and all or any other intellectual or industrial property rights whether or not registered or capable of registration and whether subsisting in the United Kingdom or any other party of the world together with all or any goodwill relating thereto.

"Mobilise(d)"                      means the making available of FTE SBS Staff
                                   Services. SBS shall notify Tier in writing that a specified number of FTE Staff Services complete with their employment grade mix, are prepared in readiness for the provision of ASC Services, for "availability" in this context to be proved.

"Mobilisation"                     means the activity associated with making
                                   Mobilised SBS Staff Services available.

"Premises"                         means in respect of the Consultancy Services,
                                   the place of performance specified in any Workpackage or otherwise in respect of the ASC Services the place of performance for such ASC Services or the location where the ASC Infrastructure is established.

"Proposal"                         means a document in a form to be agreed on a
                                   case by case basis between the Parties
                                   (taking into account any Third Party
                                   specified requirements) constituting a formal offer capable of acceptance by a Third Party, for the provision of ASC Services.

"Proposal Development
Activity"                          means those activities necessary (including
                                   the obtaining of any necessary consents and approvals of SBS' Directors and/or VRB) as a consequence of the Business Development
                                   Activity to ultimately produce a Proposal including but not limited to the development and production of specifications, service level definitions, risk registers, cost models, Third Party business plans or budgets and the like or any other documents including other financial data.

"Proposal Submission Activity"     means the activities rendered necessary by
                                   either the Third Party and/or the Parties after the submission of the Proposal to assist the Third Party in reaching the Formal
                                   Commitment Stage, including any necessary approvals of the Third Party or SBS'
                                   Directors and/or VRB. Such activities are likely to include, but not be limited to, offering clarifications on the Proposal content, negotiation of commercial and legal terms, presentations to the Third Party's representatives and the like.

"Ramp-up Period"                   means the period commencing 1st July 2000 and
                                   ending on 30th June 2001 during which SBS will Mobilise a specified number of FTE SBS
                                   Staff Services.

"SBS Accommodation Services"       means the bundling of roof, heat, light etc.
                                   costs and the ASC Infrastructure capital payment recharge costs, ASC Infrastructure operational and maintenance costs (and the like) on a unit basis linked to the number of FTE SBS Staff Services supplied in accordance with this Agreement. The appropriate charge for the SBS Accommodation Services shall be determined upon the ASC Infrastructure being established.

"SBS Staff Services"               means people employed by SBS or recruited by
                                   SBS where appropriate who will be made
                                   available in accordance with the provisions of SCHEDULE 3 in readiness to support Tier in servicing Third Parties or Tier's own requirements for ASC Services.
                                   Those employed by SBS are likely be supplied from [***]

"SBS Staff Services Minimum
Total Commitment"                  means a maximum sum of [***]payable by Tier
                                   to SBS in respect of the Total Available Man
                                   Months for Mobilised FTE SBS Staff Services at the Average Mobilised Rate.

"Success Fee"                      means a sum of money to be paid to Tier by
                                   SBS for Tier's costs and expenses incurred during the whole of the Business Development
                                   Activity, the Proposal Development Activity, the Proposal Submission Activity up to and through the Formal Commitment Stage. The method of calculating the Success Fee shall be as described in Paragraph 7 of SCHEDULE 3.

"Third Party(ies)"                 means businesses, companies and/or
                                   organisations who may potentially have or will require the provision of or supply of ASC Services.

"Total Available Man
Months" means the total number of FTE SBS Staff Services available for Utilisation in accordance with the payment profile in Attachment 1 to Schedule 3.

"TUPE" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 and any subsequent re-enactment or amendments thereto.

"Utilise/utilised"                 means the act of using Mobilised SBS Staff
                                   Services in the provision of the ASC Services to Tier and/or a Third Party under agreements separate from this Agreement and Utilisation shall be construed accordingly.

"VRB" means the SBS Value Review Board constituted and operated in accordance with SBS' VRB Procedure, (as attached to the Business Development Methodology ) used to evaluate inter alia the business value of submitted opportunities and any risks (including financial, technical, delivery and resourcing availability) associated with the said opportunity. The said procedure is an iterative one, requiring reviews at certain identified stages of the project lifecycle.

                     *  CONFIDENTIAL TREATMENT REQUEST(ED)

                                   The output from the VRB meetings (which are convened on a weekly basis) is a decision to proceed to the next stage of the project lifecycle or not, as the case may be. All meetings of the VRB are minuted.

"Working Day"                      means any day other than Saturday or Sunday
                                   or a bank holiday in the UK.

"Workpackage"                      means those packages of work for Consultancy
                                   Services established in accordance with the procedures and provisions of SCHEDULE 2.

"Year of this Agreement"           means the period of twelve (12) Calendar
                                   months commencing on the Effective Date and expiring on the first anniversary thereof and each successive year thereafter during the Contract Period.

                                  SCHEDULE 2

    Agreement Covering the Provision of Consultancy Services by Tier to SBS
    -----------------------------------------------------------------------

1    INTRODUCTION

     1.1 The Consultancy Services intended to be made available by Tier under this Agreement shall include;

          1.1.1     Business Process Redesign/Strategic Consulting.

          1.1.2     Web Enabled Customer Technology.

          1.1.3     People/Change Management.

          1.1.4     Data Management and Warehousing.

          1.1.5     Call Centres.

          1.1.6     Front & Back Office Design.

          1.1.7     Major Systems Design.

          1.1.8     Training.

          1.1.9     Distance Learning Applications.

          1.1.10    Application Development

          1.1.11    Project Management

          and as may be better described in ATTACHMENT 2 to SCHEDULE 2.

     1.2 SBS and/or a Third Party may take up the Consultancy Services. The supply of Consultancy Services directly to a Third Party shall be subject to an agreement separate from this Agreement, unless such supply is incorporated into a package of services by SBS to that Third Party.

     1.3 Consultancy Services may be taken up by SBS in support of its obligations under this Agreement or for any other purpose it may so choose.

     1.4 SBS and/or a Third Party will during the Contract Period procure the supply of Consultancy Services up to the Consultancy Services Minimum Total Commitment. Notwithstanding the foregoing obligation, there is no commitment by SBS and/or a Third Party as to the proportion or mix of the Consultancy Services which may be requested from time to time and no continuity of Workpackages is guaranteed.

2    SUPPLY OF CONSULTANCY SERVICES

     2.1 Tier shall make available the Consultancy Services to SBS on a "most favoured customer" basis and SBS shall so request the Consultancy Services from Tier on a "Preferred Supplier" basis. For the purpose of this paragraph "most favoured customer" status shall require Tier to provide the Consultancy Services to SBS on a priority basis and at preferential commercial rates. For the avoidance of doubt the Consultancy Services Charge Rates reflect Tier's current preferential rates which may be adjusted in accordance with the provisions of Attachment 1 to Schedule 2. "Preferred supplier" status will require SBS to offer its requirements for Consultancy Services in respect of SBS projects to Tier in preference to any other supplier. In particular SBS shall develop a change management review programme to consider the options for increasing Tier's involvement in the provision of Consultancy Services in connection with SBS' obligations under the National Savings Bank Agreement to an agreed programme.

     2.2 Tier shall provide the Consultancy Services to Third Parties in such a manner as will not detract from the image and reputation of SBS.

     2.3 Subject to requirements under the Data Protection Act Tier shall on reasonable request provide employment status details of the persons providing the Consultancy Services.

     2.4 Tier undertakes that at all times the Consultancy Services shall remain under the direction and control of Tier. Notwithstanding Tier's overall control, Tier recognises that the Consultancy Services may require Tier to perform work in relation to SBS' (and/or a Third Party's) managed activity and that, in this event, SBS (and/or a Third Party) shall be responsible for and shall supervise and manage such activity.

     2.5 The Consultancy Services shall be provided in an efficient, effective and controlled manner and in accordance with the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced consultancy company seeking in good faith to comply with its contractual obligations, complying with all applicable laws and engaged in the same type of undertaking and under the same or similar circumstances and conditions (including financial processing controls).

     2.6 Any material issued by SBS (and/or a Third Party) to Tier "free of charge" for use in or associated with the Consultancy Services provided under this Agreement shall remain the property of SBS (and/or a Third Party). Any such material must be kept in good order and shall be returned to SBS (and/or a Third Party) on completion of the relevant Workpackage or otherwise as agreed in the same condition as received subject to wear and tear. Where consumables are supplied Tier shall return any unused portion of such consumables to SBS (and/or a Third Party).

     2.7 SBS (and/or a Third Party) may require the removal of any member of Tier's personnel with immediate effect if such individual:

          2.7.1 in the reasonable opinion of SBS (and/or a Third party) proves unable to perform the Consultancy Services at any time during his/her attendance at SBS (and/or the Third Party's) Premises; or is guilty of serious misconduct or of conduct which is contrary to standards of discipline reasonably expected by SBS (and/or a Third Party) of its own staff or does anything harmful to the reputation of SBS (and/or the Third Party); or

          2.7.2 intentionally without the prior written authority of SBS (and/or the Third Party), removes (for whatever reason) any of SBS (and/or the Third Party) tapes, disks, documents, software, data or other materials or information from the Premises of SBS (and/or the Third Party); or

          2.7.3 without the prior written authority of SBS (and/or the Third Party) makes (for whatever reason) any copies of documents or software or other materials which belong or are licensed to SBS (and/or the Third Party) for his/her own benefit or for the benefit of any person (other than SBS (and/or the Third Party); or

          2.7.4 without the prior written authority of SBS (and/or the Third Party), bring any software, tapes or disks on to premises of SBS (and/or the Third Party), unless such software, tapes or disks are used solely on Tier's equipment used stand-alone and entirely separate from any of SBS (and/or the Third Party)'s systems; or

          2.7.5 causes a computer to perform any function with intent to secure unauthorised access to the whole or any part of any program or data held in any computer or does or omits to do anything which may cause or facilitate any unauthorised access, modification, alteration or eradication of the whole or any part of any program or data held in any computer or on any storage medium or which may otherwise adversely affect the operation or reliability of any computer or program or the reliability or accessibility of any data; or

          2.7.6 does or omits to do anything which may prejudice the security of the SBS (and/or the Third Party) Premises, computers or software.

3    METHOD OF OBTAINING SUPPLY

     3.1 SBS shall request and Tier shall provide Consultancy Services under this Agreement by reference to:

          3.1.1     a separate project agreement executed between the Parties;
                    or

          3.1.2 a Workpackage called off under this Agreement which shall be made in writing in accordance with this SCHEDULE 2; or

          3.1.3 an oral request confirmed in writing within five (5) Working Days by Tier.

     3.2 Workpackages will be agreed upon between SBS and Tier prior to the commencement thereof. Tier shall not commence any particular Workpackage prior to having received the written approval of SBS.

     3.3 Workpackages will be initiated utilising the following generic process;

          3.3.1 SBS shall provide to Tier a specification, describing inter alia such matters as operational, functional or design characteristics, major deliverables and timescales required.

          3.3.2 Tier shall provide, in response to the said specification, within thirty (30) Working days (unless agreed otherwise) its response ("Response").

          3.3.3 Tier's Response shall include descriptions of the Consultancy Services to be provided, the criteria on which they are to be provided, any dependencies between tasks and external resources and requirements that may affect the timely and qualitative delivery of the Workpackage and the price (calculated using the Consultancy Services Charge Rates) for providing the required Consultancy Services.

          3.3.4 SBS shall then evaluate the Response. If so requested by SBS Tier may, at no additional cost, make available that resource reasonably necessary to assist SBS in its evaluation of the Response, including presentations and the like.

          3.3.5 Once agreement on the content of the Response has been agreed and approved by SBS the said Response shall be accommodated within a Workpackage either as a task or series of tasks as a complete Workpackage.

          3.3.6 SBS shall authorise commencement of the said Workpackage in writing to Tier.

4    WORKPACKAGE LEADERS

     4.1 SBS and Tier shall respectively (unless otherwise agreed) appoint a representative to be a Workpackage Leader (hereafter "WPL") for each and every Workpackage.

     4.2 The WPL within their respective organisations shall be responsible for;

          4.2.1 co-ordinating with internal party(ies) involved in the technical activities of the Workpackage;

          4.2.2 the drafting, organisation and presentation of the necessary parts of the Workpackage descriptions and content;

          4.2.3 maintaining efficient and effective communication amongst the said Party(ies) involved in the Workpackage and to ensure that timescales are maintained;

          4.2.4   organising when necessary Workpackage meetings;

          4.2.5 keeping the other informed on the current status and progress made in respect to the Workpackage activities and to help the other in suggesting any corrective action that may need to be taken.

5    PERFORMANCE

     5.1 Tier undertakes to procure that each of its personnel carrying out the Consultancy Services shall:-

          5.1.1 except as otherwise agreed, attend the Premises and provide such of the Consultancy Services as SBS requires for eight (8) hours each Working Day between 8.30am and 5.30pm (unless otherwise agreed in any particular Workpackage) and devote the whole of his/her time, attention and ability to SBS during such hours;

          5.1.2 perform his/her work with the level of skill, care and technical ability expected of a person specialising in the type of work specified in this Agreement;

          5.1.3 perform his/her work promptly and comply with all reasonable and lawful directions given by authorised personnel of SBS and on request promptly give a full account of all matters with which he/she is entrusted.

     5.2 Tier undertakes that if any of its personnel is unable at any time to work for a period exceeding five (5) Calendar days or more continuous absence whether through ill health, injury or otherwise, it shall use all reasonable endeavours to procure, at the request of SBS, that another person of at least similar ability, experience and status be supplied to SBS in place of the person who is absent.

     5.3 In the event of an increase in the scope of the Consultancy Services or the time required to provide the Consultancy Services such that SBS requires additional Consultancy Services from Tier as determined by SBS, SBS may notify Tier in writing of the need for such additional Consultancy Services. Upon receipt of a notice in writing from SBS, Tier shall use all reasonable endeavours to provide additional Consultancy Services to SBS upon the terms and conditions set out in this Agreement.

     5.4 If the Consultancy Services do not substantially or materially comply as required in this Agreement or any Workpackage, SBS shall within a reasonable time give notice of rejection to Tier and without prejudice to any of SBS' other rights SBS may at its discretion require Tier to comply with this Agreement and the Workpackage by expeditiously re-performing or otherwise righting any rejected Consultancy Services. In such circumstances, Tier shall fully indemnify SBS for any direct costs, expenses and/or losses incurred by it.

6    FEES

     6.1 In consideration of the Consultancy Services provided pursuant to this Agreement, SBS shall pay Tier the Consultancy Services Charge Rates in respect of every 8 hours per day worked by each person carrying out the Consultancy Services. For the avoidance of doubt, the Consultancy Services Charge Rates shall be applied pro-rata in respect of any period or periods of less than 8 hours. Periods in excess of eight (8) hours shall not be chargeable at any premium rate unless otherwise agreed in writing by the Parties. Any replacement shall (subject to their being of at least equal ability, experience and status) be chargeable at the same rate as the person who is thereby replaced.

     6.2  Except as provided for in Paragraph 6.5, the Consultancy Services

          Charge Rates shall be inclusive of all secretarial, office accommodation and other overheads including telephone, facsimile and postage costs incurred by Tier in the course of its administrative functions, unless otherwise agreed between the Parties. Such Consultancy Services Charge Rates will be exclusive of value added tax but will be deemed to be inclusive of any other forms of tax levies, imposts, charges, fees and/or duties applicable from time to time.

     6.3 The daily Consultancy Services Charge Rates for each person carrying out the Consultancy Services shall be as detailed in ATTACHMENT 1 to
          SCHEDULE 2.

     6.4 Any materials or products supplied to SBS by Tier will be charged at cost unless otherwise agreed by the Parties and in any event in accordance with SBS' current expenses reimbursement policy for use with contractors.

     6.5 All expenses incurred by Tier in the provision of the Consultancy Services will, provided SBS agrees in advance where reasonably practicable to such expenses, be passed on at cost unless otherwise agreed by the Parties and in any event in accordance with SBS' current expenses reimbursement policy for use with contractors and included in appropriate invoices, with associated receipts when requested. Such expenses shall include, but not be limited to, car travel expenses, parking, rail fares, air fares, taxis, hotels, subsistence, computer time, photocopying, slide and report production.

     6.6 If the supply of the Consultancy Services or any part of such Consultancy Services is cancelled, SBS shall only be obliged to pay any fees due up to the end of the cancellation period. For the avoidance of doubt this shall not affect SBS' obligation to procure Consultancy Services up to at least the Consultancy Services Minimum Total Commitment.

7    PAYMENT

     7.1 Except as provided in any particular Workpackage, an invoice with supporting documentation shall be rendered every other Calendar month in arrears and payment of the fees shall be made in accordance with the provisions of Clause 12.

     7.2 Invoices shall be based on authorised hours worked by each individual involved in providing the Consultancy Services as certified by SBS on the Consultancy Services Timesheets.

     7.3 Invoices raised in accordance with the provisions of Paragraphs 7.1 and 7.2 above shall be deducted against any outstanding balance of the Consultancy Services Minimum Total Commitment.

8    DISCHARGE OF THE CONSULTANCY SERVICES MINIMUM TOTAL COMMITMENT

     8.1 SBS' commitment to procure a defined volume of the Consultancy Services defined in Paragraph 1.4 of this SCHEDULE 2 shall be fully discharged immediately upon SBS and/or a Third Party (either individually or as a sum total) paying invoices for the provision of Consultancy Services by Tier equal to or in excess of the Consultancy Services Minimum Total Commitment .

     8.2 At the end of the Contract Period (save for early termination in accordance with Clauses 14 or 24) if SBS and/or the Third Parties (either individually or as a sum total) has/have not procured Consultancy Services equal to or in excess of the Consultancy Services Minimum Total Commitment then Tier shall raise an invoice for the outstanding sum (if any) of the Consultancy Services Minimum Total Commitment, calculated by deducting from the Consultancy Services Minimum Total Commitment any and all invoices raised by Tier and/or the Third Parties (either individually or as a sum total) for the provision of the Consultancy Services during the Contract Period.

     8.3  SBS shall pay any invoice raised by Tier in accordance with paragraph
          8.2 within sixty (60) Working Days from the date of receipt.

                          ATTACHMENT 1 to SCHEDULE 2

                       Consultancy Services Charge Rates
                       ---------------------------------

                                            Charge Rate
                                            ------------
               Consultant Type          ((Pounds)'s per day)
               ---------------          --------------------

                   Manager                      [***]

               Senior Consultant                [***]

                   Consultant                   [***]

                   Team Leader                  [***]

                   Technologist                 [***]

1    CONSULTANCY SERVICES CHARGE RATES

     1.1 Any of the above Consultancy Services Charge Rates may be decreased at any time by agreement between the Parties and implemented in accordance with Clause 25.

     1.2 Consultancy Services Charge Rates shall be fixed for the first twelve Calendar Months of this Agreement and thereafter subject to review on each anniversary of the Effective Date and agreed by the Parties. In the event the Parties fail to agree on the Consultancy Services Charge Rates the Parties shall refer to the benchmarking procedure in
          SCHEDULE 8. Where the Parties fail to agree pursuant to the procedure in SCHEDULE 8 either Party may refer the dispute to an Expert under Clause 22.

     1.3 The Consultancy Services Charge Rates specified in this ATTACHMENT 1 to SCHEDULE 2 shall only be amended in accordance with Clause 25 of this Agreement and shall only take effect upon the equivalent amendment being agreed between SBS and Tier.

                    * CONFIDENTIAL TREATMENT REQUEST(ED)

                          ATTACHMENT 2 to SCHEDULE 2

                    Tier Consultancy Services Descriptions
                    --------------------------------------


1    TIER CONSULTANCY SERVICES DESCRIPTION

     1.1 Tier shall provide and continue to maintain the capability to provide the following Consultancy Services to SBS (and/or a Third Party) throughout the duration of this Agreement.

                                              QUALIFICATIONS AND                   EXPECTATION OF CAPABILITY
           CONSULTANT TYPE                        EXPERIENCE
----------------------------------------------------------------------------------------------------------------------
Manager                                Degree and five years relevant          Project manage a medium/large project
                                       experience including management of      to customer requirements on cost and
                                       similar project                         time to CIS ISO 9001 QMS.
----------------------------------------------------------------------------------------------------------------------
Senior Consultant                      7 years experience in relevant field.   High level tactical or technical
                                       Member of an appropriate professional   advice to departments or programmes.
                                       body or educationally qualified for
                                       membership
----------------------------------------------------------------------------------------------------------------------
Consultant                             5 years experience in relevant field.   Provision of technical advice to
                                       Member of an appropriate professional   department or to a specific programme.
                                       body or educationally qualified for
                                       membership
----------------------------------------------------------------------------------------------------------------------
Team Leader                            Honours degree and four years           Provide leadership, technical advice
                                       relevant experience.                    or analysis on major portion of a
                                                                               programme to assignment manager.
----------------------------------------------------------------------------------------------------------------------
Technologist                           City and Guilds or Equivalent and       To act as a member of a technical
                                       five years relevant experience.         design and development team.
----------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3

    Agreement Covering the Provision of SBS Staff Services from SBS to Tier
    -----------------------------------------------------------------------


1   INTRODUCTION

     1.1 SBS shall make available the SBS Staff Services for Tier's immediate Utilisation (or otherwise) in accordance with the provisions of this
          SCHEDULE 3.

     1.2 Tier shall use all reasonable endeavours to identify and create opportunities using the agreed Business Development Methodology for SBS to Utilise the Mobilised FTE SBS Staff Services either indirectly to Third Parties through Tier or directly to Third Parties, via agreements created through the following processes;

          1.2.1   Business Development Activity;

          1.2.2   Proposal Development Activity;

          1.2.3   Proposal Submission Activity leading up to and including;

          1.2.4   Formal Commitment Stage.

     1.3 Without prejudice to the other provisions of this Agreement in relation to this matter, Tier shall submit each process to the VRB for approval (or otherwise) to continue to the next activity or stage such approval to be given in accordance with the VRB guidelines, and not to be unreasonably withheld.

     1.4 During the Proposal Development Activity, SBS shall, subject to the approval of the VRB, make available at least a Bid Manager, who may appoint a Bid Team to support Tier during the Proposal Development Activity.

     1.5 During the Proposal Submission Activity, SBS shall, subject to the continuing approval of the VRB, continue to make available a Bid Manager, and (if any) the Bid Team appointed to support Tier during the Proposal Development Activity.

     1.6 Tier shall at all times during the aforementioned activities and process work within the VRB guidelines and the Business Development Methodology.

     1.7 In the event that Tier are unable to Utilise the SBS Staff Services in accordance with the provisions of this Agreement, Tier shall during the Contract Period and in accordance with the Programme and Payment Profile hereinafter defined, procure the Mobilisation of the SBS Staff Services up to the SBS Staff Services Minimum Total Commitment.

2    SCOPE

     2.1 The SBS Staff Services shall be provided (unless otherwise agreed by the Parties) from various SBS [***] Premises.

     2.2 Where additional skills are required to supplement the Utilised SBS Staff Services (including but not limited to the areas of management, team leadership, technical and programme management) SBS shall recruit up to a maximum of 20% of the Mobilised SBS Staff Services at SBS' discretion in consultation with Tier and the costs of recruitment for such additional skills shall be borne equally by SBS and Tier. For the avoidance of doubt any Mobilised SBS Staff Services recruited shall count towards the SBS Staff Services Minimum Total Commitment.

     2.3 The Mobilisation of such SBS Staff Services in accordance with the payment profile in ATTACHMENT 1 of this SCHEDULE 3 shall be the sole trigger for payment by Tier of the SBS Staff Services.

     2.4 The capability or otherwise for Tier to Utilise (in whole or in part) the SBS Staff Services (or not as the case may be) shall not discharge Tier's obligations under this Agreement and in particular, the provisions of Paragraph 5 of this SCHEDULE 3.

     2.5 SBS will commit to supply Utilised SBS Staff Services to Tier at appropriate service levels, where such service levels include accommodation factors.

     2.6 SBS will provide human resources support (including recruitment and selection, if necessary) during the Mobilisation of the SBS Staff Services.

     2.7 For the avoidance of doubt, SBS shall give Tier priority allocation to its IT personnel being Mobilised and not required by SBS.

     2.8 SBS shall provide basic competency skills training to the SBS Staff Services such as keyboard skills, basic IT operation, basic telephone skills at SBS' cost.

     2.9 For the avoidance of doubt where a Third Party requires additional training SBS shall provide such training at its own or at the Third Party's cost.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

     2.10 In the event that Tier enters into any agreement with SBS for the provision of the ASC Services the Parties will agree on any additional training requirements and the costs shall be borne by SBS save that SBS' liability for basic and additional training shall not exceed [***]in aggregate per FTE SBS Staff Services. Tier may provide such additional training to SBS at cost unless otherwise agreed between the Parties.

     2.11 In respect of training to be provided under Clause 2.9 SBS shall request the provision of such training from Tier in preference to any other supplier where Tier has the capability to provide such training.

     2.12 SBS shall establish the ASC Infrastructure in accordance with the provisions of Schedule 7.

3    PROGRAMME

     3.1 SBS shall Mobilise the SBS Staff Services in accordance with the payment profile in ATTACHMENT 1 to SCHEDULE 3 so as to reach a total of [***] SBS Staff Services at the end of the Ramp-Up Period.

  4  CALCULATION OF FEES

     4.1 In consideration of the Mobilisation of the SBS Staff Services by SBS pursuant to the payment profile in ATTACHMENT 1 to this SCHEDULE, Tier (and/or Third Party) shall become liable for payment to SBS at the relevant rate for such provision, in accordance with the Payment Profile defined in Paragraph 5 below.

     4.2 At the end of the first Calendar month of the Ramp-Up Period SBS shall calculate a sum equivalent to [***] of those SBS Staff
          Services Mobilised in that Calendar month (the "FTE SBS Staff Services Rate").

     4.3  At the end of each subsequent Calendar month during the Ramp-Up
          Period SBS shall calculate the FTE SBS Staff Services Rate in respect of the preceding month. Having calculated such sum SBS shall aggregate the FTE SBS Staff Services Rates from the date of commencement of the Ramp-Up Period to the date on which the calculation is made in order to calculate a further sum equivalent to the average of the FTE SBS Staff Services Rates (the "Average Mobilised Rate"). For the avoidance of doubt in no event shall the Average Mobilised Rate be more than [***].

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

     4.4 At the end of the Calendar month immediately following the end of the Ramp-Up Period, the Average Mobilised Rate shall become fixed for the remainder of the Contract Period.

     4.5 SBS Staff Services shall be charged to Tier (and/or a Third Party) at the following rates:

          4.5.1 for Mobilised FTE SBS Staff Services directly Utilised by Tier (and/or a Third Party) at a commercial rate agreed between the Parties taking into account the then current market conditions for such services on a like for like comparison (the "Utilised Rate");

          4.5.2 for Mobilised FTE SBS Staff Services NOT directly Utilised by Tier and/or a Third Party at the Average Mobilised Rate per Mobilised FTE;

          4.5.3 for the avoidance of doubt, where the Utilised Rate is to be charged to Tier, SBS Accommodation Services shall be additionally charged.

     4.6 The rates set out in this Paragraph 4 will be exclusive of value added tax but will be deemed to be inclusive of any other forms of tax levies, imposts, charges, fees and/or duties applicable from time to time.

5    PAYMENT

     5.1  In accordance with the payment profile given in ATTACHMENT 1 to
          SCHEDULE 3 SBS shall invoice Tier as follows;

          5.1.1 for the fees due for the Mobilised FTE SBS Staff Services supplied to Tier in the period from the last invoice to the then current date calculated using the Average Mobilised Rate; and

          5.1.2 for the fees due for the Utilised FTE SBS Staff Services supplied to Tier in the period from the last invoice to the then current date calculated using the Utilised Rate; less

          5.1.3 any deductions for FTE Utilised SBS Staff Services supplied to a Third Party in the period from the last invoice to the then current date calculated by deducting the equivalent number of the so Utilised FTE SBS Staff Services from the number of Mobilised FTE SBS Staff Services provided by SBS in the same period;

                  save and unless the total sum becoming payable under an invoice raised in accordance with the provisions of Paragraph
                  5.1 above, is a sum of less than one hundred pounds ((Pounds)100), in which case no invoice will be raised for the period in question, and any sums due will be carried over to the next period.

     5.2 Invoices raised in accordance with this paragraph 5 shall be deducted against any outstanding balance of the SBS Staff Services Minimum Total Commitment.

6    DISCHARGE OF THE SBS STAFF SERVICES MINIMUM TOTAL COMMITMENT

     6.1 The SBS Staff Services Minimum Total Commitment shall be fully discharged immediately upon;

          6.1.1 Tier having paid invoices in respect of the Mobilised FTE SBS Staff Services in an amount equal to the SBS Staff Services Minimum Total Commitment; or

          6.1.2 Tier and/or a Third Party Utilising the Mobilised FTE SBS Staff Services in an amount equal to or greater than the Total Available Man Months for Utilisation. For the avoidance of doubt:

                   [***]

                   6.1.2.2 if a Third Party introduced to SBS by Tier terminates its contract with SBS in respect of the ASC Services on the basis of SBS' default, the Utilisation of SBS Staff Services under that Third Party contract shall continue to count against the SBS Staff Services Minimum Total Commitment for the whole committed period that the contract would have run but for SBS' default; or

          6.1.3 Failing that Tier being invoiced for the Mobilised FTE SBS Staff Services that are not Utilised up to an amount equal to the SBS Staff Services Minimum Total Commitment.

     6.2 Tier may request at any time that some or all of SBS Staff Services be transferred to Tier in accordance with the TUPE Regulations. In the event that such a transfer takes place Tier's liability to SBS in respect of the SBS Staff Services so transferred shall be extinguished.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

     6.3 At the end of the Contract Period (save for early termination in accordance with Clauses 14 or 24) if Tier has not discharged its SBS Staff Services Minimum Total Commitment in accordance with the provisions of Paragraph 6 above then SBS shall raise an invoice for the remaining amount in respect of the Total Available Man Months for Utilisation not Utilised by Tier or a Third Party. For the avoidance of doubt the rate to be used in any such calculation of the invoice sum shall be the Average Mobilised Rate. In no event shall Tier have to pay in excess of the SBS Staff Services Minimum Total Commitment.

     6.4 Tier shall pay any invoice raised by SBS in accordance with paragraph 6.3 within sixty (60) Working Days from the date of receipt.

7    SUCCESS FEES

     7.1 During the Contract Period Tier's Success Fees shall be calculated in accordance with the following;

          7.1.1 For any Third Party opportunity comprising of Business Development Activity, Proposal Development Activity and Proposal Submission Activity or any parts thereof that does not reach the Formal Commitment Stage, the Success Fee payable by SBS to Tier shall be [***].

          7.1.2 For any Third Party opportunity comprising of a complete end-to-end process of Business Development Activity, Proposal Development Activity and Proposal Submission Activity that concludes by reaching the Formal Commitment Stage and where the said Third Party opportunity Utilises less than fifty (50) Mobilised FTE SBS Staff Services for the remainder of the Contract Period, the Success Fee shall be [***].

          7.1.3 For any individual Third Party opportunity comprising of a complete end-to-end process of Business Development Activity, Proposal Development Activity and Proposal Submission Activity that concludes by reaching the Formal Commitment Stage and where the said Third Party opportunity Utilises fifty (50) or more Mobilised FTE SBS Staff Services for the remainder of the Contract Period, the Success Fee shall be [***].

          7.1.4 For any Third Party opportunity comprising of a complete end-to-end process of Business Development Activity, Proposal Development Activity and Proposal Submission Activity that concludes by reaching the Formal Commitment Stage after Tier has Utilised [***] SBS Staff Services and the said Third Party opportunity Utilises any number of Mobilished FTE

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

                  SBS Staff Services in excess of those [***] the Success Fee shall be [***].

     7.2 Success Fees falling due under the provisions of this Paragraph 7 shall be invoiced to SBS on the effective date of the agreement with the Third Party unless otherwise agreed by the Parties.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

                          ATTACHMENT 1 to SCHEDULE 3

     Mobilisation Programme and Payment Profile for the SBS Staff Services
     ---------------------------------------------------------------------

1    INTRODUCTION

     1.1 SBS shall Mobilise the SBS Staff Services in accordance with the Programme identified in the following table.

     1.2 Tier shall pay SBS for Mobilised SBS Staff Services in accordance with the Payment Profile identified in the following table.

     1.3 Deductions to the following payments shall be made in respect of all Utilised SBS Staff Services.

2    ASSUMPTIONS

     2.1 Mobilised Rate for Calculations is [***]. This figure shall be substituted by the Average Mobilisation Rate, on a bi-monthly basis, until the end of the Ramp-Up Period.

     2.2 No allowances have been made for Utilised SBS Staff Services. Adjustments to the Payment Profile will be made on a bi-monthly basis to reflect any Utilisation of the SBS Staff Services.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

                                    [***]

                      *CONFIDENTIAL TREATMENT REQUEST(ED)

                                    [***]

                      *CONFIDENTIAL TREATMENT REQUEST(ED)

                                    [***]

                      *CONFIDENTIAL TREATMENT REQUEST(ED)

                                   SCHEDULE 4

Agreement Covering the Provision of ASC Services from SBS to Tier and/or a Third
--------------------------------------------------------------------------------
                                     Party
                                     -----


1    INTRODUCTION

     1.1 The provisions of this SCHEDULE 4 shall determine the way in which the Parties shall contract with Third Parties and will establish the terms upon which they will so do.

2    CONTRACTUAL RELATIONSHIPS

     2.1 SBS shall, in the provision of ASC Services either to Tier and/or a Third Party, enter into agreements separate from this Agreement with those Parties. The said agreements will, wherever possible, contain minimum twelve (12) month termination and/or exit provisions.

     2.2 Where the ASC Services are to be provided to a Third Party, SBS and Tier shall use reasonable endeavours to ensure that the agreement for the provision of those ASC Services is established on substantially the same terms and conditions as those intended by the provisions of this SCHEDULE 4, taking into consideration always, the requirements of any Third Party.

     2.3 In any such agreement with Tier and/or a Third Party the scope of the ASC Services to be provided by SBS shall cover the following generic areas:

          [***]

                  [***]

                  [***]

                  [***]

                  [***]

          [***]

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

     [***]

          [***]

          [***]

          [***]

     [***]

3    MASTER SERVICES SUPPLY AGREEMENT FORM

     3.1 Within six (6) Calendar months from the Effective Date, SBS shall prepare a Master Services Supply Agreement for review by Tier. Tier shall review the Master Services Supply Agreement within thirty (30) Calendar Days of receipt from SBS and shall notify SBS of any suggested revisions to the Master Services Supply Agreement, which shall be either incorporated into the Master Services Supply Agreement by SBS or discussed and resolved at a specially convened meeting of the representatives of the Parties. The agreed Master Services Supply Agreement shall be incorporated into this Agreement and, in particular this SCHEDULE 4, by way of a Change Control Note.

     3.2 From the date of that Change Control Note referred to in Paragraph 3.1 of this SCHEDULE 4, the said Master Services Supply Agreement, shall become the de facto proforma agreement for the supply of ASC Services.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

                                  SCHEDULE 5

     Commercial Principles Concerning the Assignment of [***]
     ---------------------------------------------------------------------


1    INTRODUCTION

     1.1 This Schedule is intended to define the principles relating to the possible assignment of [***] subject to the terms of the yet to be defined Deed of Assignment to be established on the principles as herein described.

     1.2 For the avoidance of doubt, any agreed assignment of [***] shall take the form of a Deed of Assignment, an agreement separate from this Agreement (and having full force and effect) between [***], on terms and conditions to be agreed.

2    CONDITION PRECEDENT

     2.1 It shall be a condition precedent to the provisions of this SCHEDULE 5 taking effect that [***] shall obtain unequivocal and irrevocable agreement from [***] to assign the benefits and burdens (subject to any terms and conditions that they require) of [***]. In the event that such permission as aforesaid is not obtained the provisions of this SCHEDULE 5 shall become null and void on both Parties without liability of any kind accruing to them.

     2.2 For the avoidance of doubt, the failure by [***] to obtain any necessary consents from [***] to assign [***] shall not constitute a default hereunder and all other obligations, save for those relating to this SCHEDULE 5, shall remain unchanged.

3    DUE DILLEGENCE

     3.1  Without prejudice to the provisions of Paragraphs 1 and 2 of this
          SCHEDULE 5, the Parties may wish to carry out comprehensive technical and commercial due diligence exercises and the other Party agrees to offer such opportunity and such assistance as necessary to conclude such exercises.

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

     3.2 In the event that the Parties do not proceed to a Deed of Assignment or information was discovered during due diligence that prevented either of them proceeding to further agreement, then the full costs incurred by the Parties during the due diligence exercise shall be borne by the Party incurring such costs, unless agreement to the contrary in certain individual cases are otherwise agreed in writing between the Parties.

4   PROGRAMME

    4.1   Without prejudice to the provisions of Paragraphs 1 and 2 of this
          SCHEDULE 5, upon [***] obtaining that permission required by virtue of the provisions of Paragraphs 1 and 2 of this SCHEDULE 5, the Parties shall commence discussions for the establishment of the detailed plans for carrying out any necessary due diligence, any necessary contractual preparation for continued uninterrupted delivery of [***], including transition arrangements and the like, which will cover [***] and the like.

     4.2 Without prejudice to any other provisions of this SCHEDULE 5, the Parties are cognisant of the fact that the Parties have agreed a price [***]at the time of entering into this Agreement. The Parties also acknowledge and accept that the said price is calculated using a cost model agreed between the Parties for such purpose and that the said price is subject to revision as a consequence of inter alia the effluxion of time from the Effective Date and incoming cashflow effects and/or all or any of those matters identified in Paragraph 3 above. Accordingly, the foregoing provisions of this Paragraph 4.2 shall be considered in any such discussions contemplated by virtue of the provisions of Paragraph 4.1.






                     * CONFIDENTIAL TREATMENT REQUEST(ED)

                                  SCHEDULE 6

                                   PROFORMAS
                                   ---------

1    INTRODUCTION

     1.1 This SCHEDULE 6 contains Proformas to be used pursuant to the provisions of this Agreement during the Contract Period.

     1.2 Only properly executed documents constructed in accordance with the principles contained in this Agreement using the proformas contained in this SCHEDULE 6 shall be accepted by the Parties under this Agreement.

                          ATTACHMENT 1 TO SCHEDULE 6

                          Form of Change Control Note
                          ---------------------------

--------------------------------------------------------------------------------

                         CHANGE CONTROL NOTE NO: Ref :

     This CHANGE CONTROL NOTE is issued pursuant to Clause 24 of the Agreement dated [date of the Agreement] between Tier Technologies (United Kingdom) Inc. and Siemens Business Services Limited.

     It is now hereby agreed by the signatories below, acting as authorised representatives of their respective companies, that the above referenced contract shall be amended as detailed below;


--------------------------------------------------------------------------------

           DESCRIPTION OF CHANGES TO THE ABOVE REFERENCED CONTRACT:





--------------------------------------------------------------------------------

Issued by:                             Agreed by:

Signature .......................      Signature: ..............................

Printed Name: ...................      Printed Name: ...........................

Title: ..........................      Title: ..................................

Date: ...........................      Date: ...................................

--------------------------------------------------------------------------------

                           ATTACHMENT 2 TO SCHEDULE 6

                              Form of Workpackage
                              -------------------

1    INTRODUCTION

     1.1 The specific format of each Workpackage shall be agreed between the Parties on a case by case basis. Considerations in determining such format should include, but not be limited to, Third Party requirements, complexity and size, scope of the Consultancy Services and duration of the task.

2    CONTENTS

     2.1  Each Workpackage is likely to include as a minimum;

          2.1.1   A reference to this Agreement.

          2.1.2 Appropriate approvals from SBS, Tier and the Third Party (if applicable).

          2.1.3   Contents page.

          2.1.4   A project definition.

          2.1.5   Stated terms of reference and objectives.

          2.1.6 Responsibilities of the parties involved in the Workpackage activity.

          2.1.7 Workpackage breakdown, complete with a description of the Consultancy Services to be provided.

          2.1.8 Clearly identified deliverables, resource requirements expressed in man days per consultant type and indicative costs and time to complete.

                           ATTACHMENT 3 TO SCHEDULE 6

                               Form of Timesheet
                               -----------------

---------------------------------------------------------------------------------------------------------------------------------
                           TIER TECHNOLOGIES (UNITED KINGDOM) INC. CONSULTANCY SERVICES PROVISION TO SBS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          CHARGEABLE HOURS
---------------------------------------------------------------------------------------------------------------------------------
Name                      Activity          Expenses   Materials
                       Description or        to be      to be        Mon     Tues     Weds    Thurs    Fri    Sat    Sun
        Role/Position   Workpackage         Claimed    Claimed
                           Number            (Y/N)      (Y/N)
---------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 TOTAL CHARGEABLE  -
--------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
   Total            Total           Total          Daily Rate
 Overtime          Standard       Chargeable         Pound's      Total Pound's
   Hours            Hours          Hours
----------------------------------------------------------------------------------------------------------
      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -

      -              -               -                              (Pounds)  -
------------------------------------------------------------------------------------------------------------
                Hours                -            Pound             (Pounds)
------------------------------------------------------------------------------------------------------------
TIMESHEET AUTHORISED BY: SIEMENS BUSINESS SER    TIMESHEET ISSUED BY: TIER TECHNOLOGIES (UNITED KINGDOM) INC.

------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 7

                              ASC Infrastructure
                              ------------------

1    INTRODUCTION

     1.1 This SCHEDULE 7 describes the infrastructure to be established by SBS and at SBS? cost, to facilitate the provision of the ASC Services to a Third Party or to Tier.

     1.2 It shall be a condition precedent to forward capital and/or resource investment other than the facilities and resources currently in place into the ASC Infrastructure that at least one Third Party agreement or an agreement with Tier is entered into (which shall be determined by the reaching of the Formal Commitment Stage) by SBS for the provision of ASC Services. SBS shall not be required to perform any obligations contained in this SCHEDULE 7 until and unless the said condition precedent is met.


2    LOCATION OF THE ASC INFRASTRUCTURE

     [***]

3    ESTABLISHMENT OF THE ASC INFRASTRUCTURE

     3.1 Without prejudice to the Paragraph 1.2 above, within three (3) Calendar months from the Effective Date, SBS shall prepare a ASC Infrastructure Specification for review by Tier. Tier shall review the ASC Infrastructure Specification within ()thirty (30) Working Days of receipt of the ASC Infrastructure Specification from SBS and shall notify SBS of any suggested revisions to the ASC Infrastructure Specification, which shall be either incorporated into the ASC Infrastructure Specification by SBS or discussed and resolved at a specially convened meeting of the ASG. The agreed ASC Infrastructure Specification shall be signed as approved by each Party.

     [***]

            [***]

                     [***]

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

                                    [***]




                                    [***]


     3.4 SBS agrees to submit to Tier at Calendar monthly intervals during the implementation of the ASC Infrastructure progress reports.

     3.5 SBS and Tier agree to hold management review meetings to discuss and review progress on the implementation of the ASC Infrastructure. Such meetings shall be held at such intervals as the Parties shall agree.

                      * CONFIDENTIAL TREATMENT REQUEST(ED)

     3.6 The Parties recognise that during the implementation of the ASC Infrastructure the requirements relating to it may change. If either Party identifies the need for any such change, such Party shall first advise the other Party in writing of such proposed change and the reasons therefor. The Parties shall meet to discuss such proposed change and in the event that they jointly agree that such change is necessary, the Parties shall execute a Contract Change Note.

                                  SCHEDULE  8

                                 Benchmarking
                                 ------------

1    INTRODUCTION

     1.1 The Parties agree to the principle of benchmarking and market testing to ensure the costs of the Consultancy Services and/or the ASC Services provided to each other under this Agreement are competitive in respect of those provided to their other customers of a similar size and nature and that overall they respectively remain competitive within the market at large providing the subject Consultancy Services and/or the ASC Services during the period of this Agreement. The Parties agree, to ensure that there are no ambiguities in relation to the Parties? understanding of how this is measured, it will be necessary to agree a structure around which these benchmark measurements are to be taken. The principles of such structures shall include, but not be limited to:

            1.1.1  each service offered shall be capable of being benchmarked;

            1.1.2 in such benchmarking systems, where a benchmark reveals a variance, the said systems shall define the mechanisms for making any necessary adjustments such as inter alia immediate adjustment, future adjustment, price variation etc;

            1.1.3 each benchmarking system will contain a requirement for a regular review to ensure that the costs of providing the services one to the other will at all times be competitive in relation to then current equivalent service offerings available to each Party in the market place as a whole.

     1.2 For the purposes of benchmarking under this Schedule 8 companies that are considered at the date of this Agreement to provide similar Consultancy Services include Arthur Anderson, PriceWaterhouse Coopers, Deloitte & Touche and KPMG, and companies considered at the date of this Agreement to provide similar services to the ASC Services include Arthur Anderson, Capita and EDS.

                                    ANNEX 1

                      Insurance Policies of Tier and SBS
                      ----------------------------------

                                    ANNEX 2

       AGREEMENT FOR THE PROVISION OF SBS STAFF SERVICES FROM SBS TO TIER
       ------------------------------------------------------------------

THIS AGREEMENT is made on           day of

BETWEEN:

(1) Tier Technologies (United Kingdom) (Inc) a company incorporated in Delaware whose Registered Address is situated at 1013 Centre Road, Wilmington, New Castle County, Delaware, USA (?Tier?); and

(2) Siemens Business Services Limited whose Registered Address is situated at Siemens House, Oldbury, Bracknell, Berkshire RG12 8FZ (?SBS?)


hereinafter collectively referred to as ?the Parties?.


RECITALS


Recital (A)  Tier and SBS entered into an Alliance Agreement on 1999. Under the
             Alliance Agreement Tier agreed to provide Consultancy Services to SBS and SBS agreed to provide SBS Staff Services for Utilisation in the ASC Services.


Recital (B)  Tier had an option under the Alliance Agreement to require SBS to enter into a new and separate agreement under which Tier would create opportunities for SBS to Utilise the SBS Staff Services. Pursuant to this option, Tier and SBS agree to enter into this Agreement on the terms and conditions contained herein.


Recital (C)  All the defined terms used in this Agreement shall have the same meaning as in the Alliance Agreement unless otherwise specified.


IT IS NOW HEREBY AGREED AS FOLLOWS:

1   PURPOSE

    1.1 The Parties shall enter into this Agreement on terms identical to Clauses 4, 5, 6, 11, 13 ? 22, 25 ? 35 and Schedule 1 in the Alliance Agreement and otherwise agree the terms and conditions set out herein.

    1.2 The purpose of this Agreement is stipulate the provisions, terms and conditions used which SBS will provide SBS Staff Services and the ASC Services [***]

                     * CONFIDENTIAL TREATMENT REQUEST(ED)

    1.3 For the avoidance of doubt SBS is under no obligations to procure Consultancy Services from Tier under this Agreement and Tier is under no obligation to provide any such Consultancy Services to SBS.

2   TERM

    The Parties agree that this Agreement shall have full force and effect for a period of two and a half years from the date of this Agreement.

3   THE ASC SERVICES

    3.1    SBS shall:

           3.1.1 make available the same types of services currently existing in the ASC Services or any additional services agreed between the Parties and set out in the Business Development Methodology or otherwise agreed;

           3.1.2 enter into Agreements with Tier and/or Third Parties separate from this Agreement for the performance and delivery of such ASC Services, such Agreement to be based on the Master Services Supply Agreement unless expressly otherwise required by the Third Party;

           3.1.3 promptly notify Tier of any delay in performance of the ASC Services;

           3.1.4 provide the ASC Services in accordance with service levels agreed with Third Parties;

           3.1.5 ensure that the ASC Services conform to any quality requirements and/or specifications stated in this Agreement or as agreed by SBS in any agreement with a Third Party;

           3.1.6 charge such rates for use of the ASC Services which are competitive by reference to the benchmarking procedure described in SCHEDULE 8 of the Alliance Agreement;

           3.1.7 have the right, power, authority and capability to provide the ASC Services in accordance with this Agreement or any other arrangement or Agreement with Tier and/or a Third Party;

           3.1.8 comply will all laws and regulations including relevant health and safety legislation I the provision of the ASC Services;

           3.1.9 use reasonable endeavours to maintain the ASC Infrastructure in order to provide the ASC Services in accordance with this Agreement.

      3.2 The Parties may elect to incorporate the provision of the ASC Services as a sub-contract to Tier in any Agreement with a Third Party, in which case Tier and SBS shall enter into a separate Agreement for that supply of ASC Services the form of that Agreement being the Master Services Supply Agreement unless otherwise agreed between the Parties.

4     SBS STAFF SERVICES

      4.1   SBS shall:

            4.1.1 Mobilise sufficient FTE SBS Staff Services for Utilisation by Tier and/or a Third Party in order to meet all requests for the ASC Services made by Tier and/or Third Parties introduced by Tier to SBS during the term of this Agreement. In the event that SBS are unable to Mobilise SBS Staff Services SBS shall recruit sufficient SBS Staff Services externally such recruitment costs to be at SBS? cost.

            4.1.2 continue to procure the training of all SBS Staff Services during this Agreement as set out in SCHEDULE 3 of the Alliance Agreement;

            4.1.3 ensure that appropriate instructions and directions are given to the SBS Staff Services to provide the ASC Services in accordance with Agreements entered into with Third Parties and/or Tier.

5   PAYMENT

    5.1 Tier shall be entitled to [***]of any Net Margin (as defined below) made on any Third Party contract entered into with SBS for the provision of the ASC Services pursuant to Tier?s introduction of that Third Party to SBS.

    5.2 In respect of each such Third Party contract SBS shall pay Tier [***]of any Net Margin (as defined below) calculated at the end of each six month period payable in arrears for the duration of each Third Party contract.

    5.3 At the end of the period of any such Third Party contract the Net Margin for the whole of that Third Party contract period shall be calculated and reconciliation payments made to Tier as necessary.

                      *CONFIDENTIAL TREATMENT REQUEST(ED)

   5.4 For the purposes of this Clause 5 ?Net Margin? means all profit arising out of a Third Party contract before the deduction of any tax less any direct costs incurred in relation to such Third Party contract, including a proportionate element of costs of assets shared between SBS projects provided that such shared assets are directly used in the delivery of that Third Party Contract.

    5.5 Tier may dispute the amount of any monies paid to it in accordance with Clause 5.1 within thirty (30) Calendar days of payment being made to it by giving SBS written notice setting out the basis of the dispute. Where such a dispute arises or SBS fails to pay Tier its [***]of any Net Margin due under Clause 5.1 the Parties shall use reasonable endeavours to settle the dispute amicably failing which the provisions of Clause 21 of the Alliance Agreement will apply.

    5.6 All payments to be made under this Agreement shall be made in full without any set off, restriction or condition and without deduction for or on account of any counterclaim.

    5.7 Tier shall have access to SBS? accounts in accordance with the provisions of Clauses 12.8 and 12.9 of the Alliance Agreement.

    5.8 For the avoidance of doubt there shall be no additional payments in respect of a Success Fee.

6   DEFAULT IN PERFORMANCE

    6.1 In the event that SBS are unable to provide any SBS Staff Services in order to perform the ASC Services for Tier and/or a Third Party SBS shall be in default of this Agreement and Tier shall be entitled to serve a default notice requiring SBS to remedy the default within thirty (30) Working Days.

    6.2 In the event that SBS fail to pay Tier any sums due to Tier in respect of Net Margin made as a result of any Third Party contract for the ASC Services SBS shall be in default of this Agreement and Tier shall be entitled to serve a default notice requiring SBS to pay within thirty
         (30) Working Days.

    6.3  In the event that SBS commits three defaults under either Clause 6.1 or
         6.2 within a period of six (6) Calendar months Tier shall be entitled to terminate this Agreement in accordance with the provisions of Clause 7 below.

                      *CONFIDENTIAL TREATMENT REQUEST(ED)

7   TERMINATION

    7.1 This Agreement may be terminated for default as set out in Clause 6 above or for insolvency as set out in Clause 23 of the Alliance Agreement.

    7.2 In the event of termination pursuant to Clause 6 SBS shall pay Tier forthwith any sums due and owing in respect of Third Party contracts for the ASC Services at the date of termination.


SIGNED AND AGREED for and on behalf of Tier Technologies (United Kingdom) Inc.

Signature:                               Date:

Name:                                    Status:



SIGNED AND AGREED for and on behalf of Siemens Business Services Limited

Signature:                               Date:

Name:                                    Status:

                                    ANNEX 3

                      THE BUSINESS DEVELOPMENT METHODOLOGY
                      ------------------------------------

1   PURPOSE

    1.1 The purpose of this document is to describe the processes to be followed by the Parties to support the Business Development Activity contemplated under this Agreement.

    1.2 In particular this document is established for the specific purposes set out in Clause 6.2 of the Agreement.

2   APPROACH

    2.1 The Alliance Managers shall review, document and agree, at each Calendar monthly meeting;

         2.1.1  In respect of new, anticipated or emerging Third Parties;

                   2.1.1.1 sales opportunities for the forthcoming six Calendar month period and those Third Parties to be approached in the forthcoming Calendar month;

                   2.1.1.2 the qualification criteria to be used in respect of each new, anticipated or emerging Third Party identified in Paragraph 2.1.1.1 above;

                   2.1.1.3 the sales campaign, action plan and resourcing requirements to be deployed in respect of each new, anticipated or emerging Third Party identified in Paragraph 2.1.1.1 above;

                   2.1.1.4  any activities required by the VRB;

                   2.1.1.5 which Party is to be responsible for the activities arising from Paragraphs 2.1.1.3 and 2.1.1.4 above;

                   2.1.1.6 to agree on the allocation of resources to support those activities required by Paragraph 2.1.1.5.

        2.1.2 In respect of those anticipated or emerging Third Parties previously identified by the Parties pursuant to Paragraph
                 2.1.1.1. above:

                   2.1.2.1 Business Development Activity planned and undertaken in the previous Calendar month and that anticipated in the forthcoming Calendar month;

                   2.1.2.2 Proposal Development Activity planned and/or undertaken in the previous Calendar month and that anticipated in the forthcoming Calendar month;

                   2.1.2.3 Proposal Submission Activity planned and/or undertaken in the previous Calendar month and that anticipated in the forthcoming Calendar month;

                   2.1.2.4 qualification criteria, sales campaign, action plan and resourcing requirements and their ongoing applicability, and whether or not to discontinue any identified Third Party opportunity identified pursuant to Paragraph 2.1.1.1 above;

                   2.1.2.5 any activities required by, the progress thereof, and any decisions made by, the VRB and the reasons for any such decisions;

                   2.1.2.6 to review the ongoing allocation of resources to support those activities required by Paragraph 2.1.2.5.

       2.2 The documents referred to in this paragraph 2 shall be updated as necessary and reviewed as agreed between the Parties.

AS WITNESS the hands of the Parties hereto the day and year first hereinbefore written:

SIGNED AND AGREED for and on Behalf of Tier Technologies (United Kingdom) Inc.

Signature:____________________________     Date:__________________________

     Name:____________________________   Status:__________________________

SIGNED AND AGREED for and on Behalf of Siemens Business Services Limited

Signature:____________________________     Date:________________________

     Name:____________________________   Status:________________________